UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

ARAVIVE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3730 Kirby Drive, Suite 1200

Houston, Texas 77098

August 9, 2019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Aravive, Inc.:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) of Aravive, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, September 12, 2019 at 9:00 a.m. local time at the offices of Pillsbury Winthrop Shaw Pittman LLP, located at 909 Fannin Street, Suite 2000, Houston, Texas 77010.

At the 2019 Annual Meeting, stockholders will vote on the following matters:

(1)

to elect the two (2) nominees for Class II directors named herein to our Board of Directors (the “Board of Directors”), each to serve a three-year term expiring at the 2022 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified;

(2)	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2019;

(3)	to approve the 2019 Equity Incentive Plan; and

(4)	to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The matters listed in this notice of meeting are described in detail in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on July 17, 2019 as the record date (the “Record Date”) for determining those stockholders who are entitled to notice of and to vote at the 2019 Annual Meeting or any adjournment or postponement of the 2019 Annual Meeting. The list of the stockholders of record as of the Record Date will be made available for inspection at the 2019 Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 12, 2019

On or about August 12, 2019, we will begin mailing this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER, OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST.

By order of the Board of Directors,

/s/ Jay P. Shepard
Jay P. Shepard Chief Executive Officer

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

PROXY STATEMENT

For the 2019 Annual Meeting of Stockholders to be held on September 12, 2019

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, $0.0001 par value per share, of Aravive, Inc., a Delaware corporation (referred to as “Aravive,” the “Company,” “we,” or “us”), in connection with the solicitation by the Board of Directors of Aravive (the “Board of Directors” or the “Board”) of proxies to be voted at our 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) to be held on September 12, 2019, beginning at 9:00 a.m., local time, at the offices of Pillsbury Winthrop Shaw Pittman LLP, located at 909 Fannin Street, Suite 2000, Houston, Texas 77010, and at any adjournment or postponement of our 2019 Annual Meeting.

The purpose of the 2019 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2019 Annual Meeting.

The Board of Directors is soliciting votes (i) FOR the two (2) nominees for Class II directors named herein for election to the Board of Directors; (ii) FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2019; and (iii) FOR the approval of the 2019 Equity Incentive Plan.

ANNUAL MEETING ADMISSION

Only stockholders as of the record date are welcome to attend the 2019 Annual Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our common stock on the record date. This can be your proxy card. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the 2019 Annual Meeting, you will be required to present proof of your ownership of our common stock on the record date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the 2019 Annual Meeting.

No cameras, recording equipment or electronic devices will be permitted in the 2019 Annual Meeting.

Information on how to obtain directions to attend the 2019 Annual Meeting is available at: www.aravive.com.

ADDITIONAL INFORMATION ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors, is soliciting your proxy to vote at the 2019 Annual Meeting including at any adjournments or postponements thereof, to be held on Thursday, September 12, 2019 at 9:00 a.m. local time.

You are invited to attend the 2019 Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the 2019 Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Annual Report”), are being distributed and made available on or about August 12, 2019. As used in this Proxy Statement, references to “we,” “us,” “our,” “Aravive” and the “Company” refer to Aravive, Inc. and its consolidated subsidiaries.

Q:	Why am I receiving these materials?

A:

We have sent you these proxy materials because the Board of Directors of Aravive is soliciting your proxy to vote at the 2019 Annual Meeting, including at any adjournments or postponements of the 2019 Annual Meeting.

Q:	How do I attend the 2019 Annual Meeting?

A:

The 2019 Annual Meeting will be held on Thursday, September 12, 2019 at 9:00 a.m. local time. You may attend, vote and ask questions at the 2019 Annual Meeting by appearing in person. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

Q:	Who can vote at the 2019 Annual Meeting?

A:

Only stockholders of record at the close of business on July 17, 2019, or the Record Date, will be entitled to vote at the 2019 Annual Meeting. On the Record Date, there were 11,284,964 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on July 17, 2019 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person or by proxy. Whether or not you plan to attend the 2019 Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on July 17, 2019 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2019 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the 2019 Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the 2019 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:	What information is contained in the Proxy Statement?

A:

The information included in this Proxy Statement relates to the proposals to be voted on at the 2019 Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q:	How do I get electronic access to the proxy materials?

A:	This Proxy Statement and the 2018 Annual Report are available at www.aravive.com.

Q:	What items of business will be voted on at the 2019 Annual Meeting?

A:

The three (3) items of business scheduled to be voted on at the 2019 Annual Meeting are: (1) the election of our directors named herein; (2) the ratification of BDO USA, LLP as our independent registered public accounting firm; and (3) the approval of the 2019 Equity Incentive Plan. We will also consider any other business that properly comes before the 2019 Annual Meeting.

Q:	How does the Board of Directors recommend that I vote?

A:

The Board of Directors recommends that you vote your shares (1) FOR the two (2) nominees for Class II directors named herein for election to the Board of Directors; (2) FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2019; and (3) FOR the approval of the 2019 Equity Incentive Plan.

Q:	What shares can I vote?

A:

You may vote or cause to be voted all shares owned by you as of the close of business on July 17, 2019, the record date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	How may I vote?

A:

You may either vote FOR all the nominees to the Board of Directors or you may WITHHOLD your vote for any nominee you specify. For the proposal to ratify the selection of BDO USA, LLP and the proposal to approve the 2019 Equity Incentive Plan, you may vote FOR or AGAINST or ABSTAIN from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the 2019 Annual Meeting, vote by proxy using the enclosed proxy card, or vote by proxy through the internet. Whether or not you plan to attend the 2019 Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the 2019 Annual Meeting and vote in person even if you have already voted by proxy.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2019 Annual Meeting, we will vote your shares as you direct.

•

To vote through the internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on September 11, 2019 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Aravive. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote over the internet as instructed by your broker or bank. To vote online at the 2019 Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of common stock you own as of July 17, 2019.

Q:	What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet or in person at the 2019 Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 and 3 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.

Q:	What if I return a proxy card or otherwise vote but do not make specific choices?

A:

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, FOR the election of all nominees for director and FOR Proposals 2, and 3. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Q:	Can I change my vote or revoke my proxy?

A:

You may change your vote or revoke your proxy at any time before the final vote at the 2019 Annual Meeting. To change your vote or revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098; (2) submit a later-dated proxy (either by mail or internet), subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date; or (4) by appearing at the 2019 Annual Meeting in person and voting your shares. Attendance at the meeting will not, by itself, revoke a proxy unless you specifically so request.

For shares you hold beneficially, you may change your vote by following the instructions provided by your broker or bank.

Q:	Who can help answer my questions?

A:

If you have any questions about the 2019 Annual Meeting or how to vote or revoke your proxy, or you need additional copies of this Proxy Statement or voting materials, you should contact the Corporate Secretary, Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, or by phone at (936) 355-1910.

Q:	How are votes counted?

A:

In the election of directors, you may vote FOR either or both of the two (2) nominees for Class II directors named herein or you may direct your vote to be WITHHELD with respect to either of the two (2) nominees.

With respect to the other proposals, Proposal 2 and Proposal 3, you may vote FOR, AGAINST, or ABSTAIN. On these proposals, if you ABSTAIN, it has the same effect as a vote AGAINST.

If you provide specific instructions, your shares will be voted as you instruct.

Q:	What is a quorum and why is it necessary?

A:

Conducting business at the meeting requires a quorum. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote on July 17, 2019 are present at the 2019 Annual Meeting in person or by proxy. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the 2019 Annual Meeting. If you are a beneficial owner whose shares are held by a broker, bank or other nominee, you must instruct the broker, bank or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on proposals on which brokers do not have discretionary authority. This is called a “broker non-vote.” Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting or the stockholders entitled to vote at the meeting present at the meeting in person or represented by proxy may adjourn the meeting to another date.

Q:	What is the voting requirement to approve each of the proposals?

A:

For Proposal 1 (the election of directors), the two (2) persons named herein receiving the highest number of FOR votes (from the holders of votes of shares present in person or represented by proxy at the 2019 Annual Meeting and entitled to vote on the election of directors) will be elected. Only votes FOR or WITHHELD will affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of the vote as long as each nominee receives at least one FOR vote. You do not have the right to cumulate your votes.

To be approved, Proposal 2 (ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for the year ending December 31, 2019), must receive the affirmative vote from the holders of a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the 2019 Annual Meeting. Accordingly, abstentions on this proposal will have the same effect as a vote against the proposal. Broker non-votes (although none are expected to exist in connection with Proposal 2 since this is a routine matter for which brokers have discretion to vote if beneficial owners do not provide voting instructions) will have no effect on this proposal. Proposal 2 is an advisory vote, and therefore is not binding on us, the Audit Committee of the Board of Directors or the Board of Directors. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Aravive and its stockholders.

To be approved, Proposal 3, which relates to the approval of the 2019 Equity Incentive Plan, must receive FOR votes from the holders of a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the 2019 Annual Meeting. Accordingly, abstentions with respect this proposal will have the same effect as voting AGAINST this proposal. Broker non-votes will have no effect on this proposal.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters. The only routine matter to be submitted to our stockholders at the 2019 Annual Meeting is Proposal 2. Proposals 1 and 3 are not routine matters. Accordingly, if you do not direct your broker how to vote for Proposals 1 and/or 3, your broker may not exercise discretion and may not vote your shares on that proposal.

We encourage you to vote FOR each of the nominees named in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

Q:	What should I do if I receive more than one proxy statement?

A:

You may receive more than one proxy statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy statement. Please follow the voting instructions on all of the proxy statements to ensure that all of your shares are voted.

Q:	Where can I find the voting results of the 2019 Annual Meeting?

A:

We intend to announce preliminary voting results at the 2019 Annual Meeting and publish final results in a Current Report on Form 8-K, which will be filed within four (4) business days of the 2019 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the 2019 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:	What happens if additional matters are presented at the 2019 Annual Meeting?

A:

Other than the three (3) items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2019 Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mr. Jay P. Shepard, our Chief Executive Officer, and Mr. Vinay Shah, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.

Q:	How many shares are outstanding and how many votes is each share entitled?

A:

Each share of our common stock that is issued and outstanding as of the close of business on July 17, 2019, the record date, is entitled to be voted on all items being voted on at the 2019 Annual Meeting, with each share being entitled to one vote on each matter. As of the record date, July 17, 2019, 11,284,964 shares of common stock were issued and outstanding.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Aravive or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the 2019 Annual Meeting?

A:

The Board of Directors is making this solicitation on behalf of Aravive, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing.

Q:	When are stockholder proposals and director nominations due for next year’s Annual Meeting?

A:

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by April 11, 2020, to the attention of the Corporate Secretary in writing at Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098. If you wish to submit a proposal (including a director nomination) at the meeting that is to be included in next year’s proxy materials, you must do so in accordance with Aravive’s amended and restated bylaws (the “Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PROPOSAL 1

ELECTION OF DIRECTORS

On October 12, 2018, we, then known as Versartis, Inc. (“Versartis”), and Aravive Biologics, Inc. (“Private Aravive”) completed a merger and reorganization, (the “Merger”), pursuant to which Private Aravive survived as our wholly owned subsidiary. In connection with the completion of the Merger, on October 15, 2018, we changed our name from Versartis, Inc. to “Aravive, Inc.” and on October 16, 2018, we effected a reverse split of our common stock at a ratio of 1-for-6. On October 16, 2018, our common stock began trading on the Nasdaq Global Select Market under the symbol “ARAV.” In connection with the Merger, the Board was realigned such that it was divided into three classes as nearly equal in size.

The Board of Directors currently consists of seven (7) directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class II will stand for election at the 2019 Annual Meeting, directors in Class III will stand for election at next year’s annual meeting of stockholders and directors in Class 1 will stand for election at the 2021 Annual Meeting of Stockholders. The terms of office of directors in Class I, and Class III do not expire until the annual meetings of stockholders held in 2021 and 2020, respectively. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

At the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors proposed that each Jay P. Shepard and Dr. Amato Giaccia, the two Class II nominees, each of whom is currently serving as a director in Class II, be elected as a Class II director for a three-year term expiring at the 2022 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Aravive stockholders should understand that it is not anticipated that Mr. Shepard will serve his entire three year term. Mr. Shepard has announced his intention to step down as our President, Chief Executive Officer and director for family medical reasons. The Board of Directors as a result, has commenced the process to search for a successor. Mr. Shepard plans to continue to serve as our President and Chief Executive Officer and a member of the Board of Directors until a successor has been appointed.

Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.

The following is a brief biography of each nominee and each director whose term will continue after the 2019 Annual Meeting.

Nominees to the Board of Directors

The Class II director nominees and their ages, position with our company and the expiration of their respective terms on the Board of Directors (assuming they are re-elected at the 2019 Annual Meeting) are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director Nominee	Age	Position	Director Since	Term Expires
Jay P. Shepard	61	Chief Executive Officer and Director	2013	2022	*
Amato Giaccia, Ph.D.	60	Director	2018	2022

*	It is not anticipated that Mr. Shepard will continue to serve as a director for the full term.

Jay P. Shepard, Chief Executive Officer and Director

Mr. Shepard has served as our President and Chief Executive Officer since May 2015 and as a member of the Board of Directors since December 2013. From December 2013 to May 2015, Mr. Shepard also served as the chairman of the Board of Directors. Until May 2015, Mr. Shepard was an Executive Partner at Sofinnova Ventures, or Sofinnova, a venture capital firm focused on the healthcare industry, which he joined as an Executive in Residence in 2008. Mr. Shepard previously served as President and Chief Executive Officer and was a member of the board of directors of NextWave Pharmaceuticals, Inc., a specialty pharmaceutical company developing and commercializing unique pediatric products utilizing proprietary drug delivery technology that was acquired by Pfizer, Inc. in November 2012, from January 2010 to November 2012. From December 2005 to October 2007, Mr. Shepard served as President and Chief Executive Officer and a member of the board of directors of Ilypsa, Inc., a biopharmaceutical company pioneering novel non-absorbed polymeric drugs for renal and metabolic disorders that was acquired by Amgen in July 2007. Mr. Shepard has served on the boards of directors of numerous public and private companies, including Ilypsa, Inc., Relypsa, Inc., Intermune, Inc., Bullet Biotechnology, Inc., Marinus Pharmaceuticals, Inc., and Durect Corporation. Currently, Mr. Shepard serves on the board of directors of Esperion Therapeutics, Inc., a pharmaceutical company, and of the Christopher & Dana Reeve Foundation. Mr. Shepard holds a B.S. in Business Administration from the University of Arizona.

We believe Mr. Shepard is able to make valuable contributions to the Board of Directors due to his extensive knowledge of the biopharmaceutical industry and his prior and current experience as an executive officer.

Amato Giaccia, Ph.D., Director

Dr. Giaccia has served as a member of the Board of Directors since the Merger was completed on October 12, 2018. Prior to the closing date of the Merger, he also served as a member of the board of directors of Private Aravive from August 2010 to October 2018 and as Acting Chief Scientific Officer of Private Aravive from January 2017 until the Merger was completed on October 12, 2018. Dr. Giaccia also served as Professor of Radiation Oncology, Associate Chair for Research & Director of the Division of Radiation & Cancer Biology in the Department of Radiation Oncology at Stanford University School of Medicine, a position he has held since 2011 and has been a Director of Oxford Institute of Radiation Oncology since January 2019. He is also the Associate Director for Basic Science and leader of the Radiation Biology Program in Stanford Cancer Institute. He has also served as the Director of the Cancer Biology Interdisciplinary Graduate Program and is currently the “Jack, Lulu and Sam Willson Professor in Cancer Biology” in the Stanford University School of Medicine. Dr. Giaccia received his Ph.D. from the University of Pennsylvania.

We believe that Dr. Giaccia is able to make valuable contributions to the Board of Directors due to his extensive scientific and medical knowledge and experience and his familiarity with Aravive’s technology as the leader of the laboratory in which it originated.

Vote Required

Provided that a quorum is present, the nominees for director receiving a plurality of the votes cast at the 2019 Annual Meeting in person or by proxy will be elected. Accordingly, the two nominees receiving the highest number of votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION

OF THESE NOMINEES AS DIRECTORS

Continuing Directors

The directors who are serving terms that end following the 2019 Annual Meeting and their ages, position, length of service on the Board of Directors and the expiration of their respective terms are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since	Term Expires
Class I Directors
Srinivas Akkaraju, M.D., Ph.D.	51	Director	2013	2021
Robert E. Hoffman	53	Director	2018	2021
Raymond Tabibiazar, M.D.	48	Director	2018	2021
Class III Directors
Shahzad Malik, M.D.	52	Director	2011	2020
Eric Zhang	38	Director	2018	2020

Srinivas Akkaraju, M.D., Ph.D., Director

Dr. Akkaraju has served as a member of the Board of Directors since July 2013. Dr. Akkaraju previously served as a member of the Board of Directors from February 2011 to February 2013. Since June 2016, Dr. Akkaraju has been a managing member of Samsara BioCapital GP, LLC, the general partner of Samsara BioCapital LP. From February 2016 until June 2016, Dr. Akkaraju was a Senior Advisor of Sofinnova Ventures. From April 2013 to February 2016, Dr. Akkaraju served as a Managing General Partner at Sofinnova Ventures. Prior to joining Sofinnova, Dr. Akkaraju was a Managing Director at New Leaf Venture Partners, or New Leaf, from January 2009 to April 2013. From September 2006 to December 2008, Dr. Akkaraju served as a managing director at Panorama Capital, LLC, a private equity firm founded by the former venture capital investment team of J.P. Morgan Partners, LLC, or JPMP, a private equity division of JPMorgan Chase & Co. From April 2001 to September 2006, Dr. Akkaraju was a part of the health care investment team at JPMP, most recently as Partner. Dr. Akkaraju has served on the boards of directors of numerous public and private companies, including Synageva BioPharma Corp., Barrier Therapeutics, Inc. aTyr Pharma, Inc., ZS Pharma, Inc. and EyeTech Pharmaceuticals Inc., all of which are or were publicly traded biotechnology companies, and Amarin Corporation plc, a foreign publicly traded biotechnology company, and currently serves on the boards of directors of Intercept Pharmaceuticals, Inc., Syros Pharmaceuticals, Inc., Principia Biopharma Inc. and Seattle Genetics, Inc, all of which are publicly traded companies. Dr. Akkaraju holds a B.A. in Biochemistry and Computer Science from Rice University and an M.D. and Ph.D. in Immunology from Stanford University School of Medicine.

We believe that Dr. Akkaraju is able to make valuable contributions to the Board of Directors due to his experience investing in and serving as a director for companies in the biotechnology and healthcare industries

Robert E. Hoffman, Director

Mr. Hoffman has served as a member of the Board of Directors since the Merger was completed on October 12, 2018. Since April 2017, Mr. Hoffman has served as Chief Financial Officer and Senior Vice President, Finance at Heron Therapeutics, Inc., a biotechnology company. From September 2016 to April 2017, Mr. Hoffman served as Executive Vice President and Chief Financial Officer of Innovus Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Innovus Pharmaceuticals, Inc., Mr. Hoffman served as Chief Financial Officer of AnaptysBio, Inc., a biopharmaceutical company, from 2015 until 2016. In 1997, he was part of the founding management team of Arena Pharmaceuticals, Inc., a biopharmaceutical company, ultimately serving as Senior Vice President, Finance and Chief Financial Officer until March 2011, and then again from August 2011 until July 2015. From March 2011 to August 2011, Mr. Hoffman served as Chief Financial Officer of Polaris Group, a biopharmaceutical company. Mr. Hoffman is a member of the board of directors of Kura

Oncology, Inc., a biopharmaceutical company, DelMar Pharmaceuticals, Inc., a biopharmaceutical company and ASLAN Pharmaceuticals, Inc., a biotechnology company. Previously, Mr. Hoffman was a member of the board of directors of Combimatrix Corporation, a molecular diagnostics company, from July 2013 to November 2017, and MabVax Therapeutics Holdings, Inc., a biopharmaceutical company, from September 2014 to June 2017. He also is a member of the Financial Accounting Standards Board’s Small Business Advisory Committee and is a member of the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman received his B.B.A. from St. Bonaventure University and is licensed as a C.P.A. (inactive) in the State of California.

We believe Mr. Hoffman is able to make valuable contributions to the Board of Directors due to his vast experience in finance and accounting and is qualified as a result of his general business experience and his status as an Audit Committee financial expert.

Shahzad Malik, M.D., Director

Dr. Malik has served as a member of the Board of Directors since February 2011. Dr. Malik is currently a General Partner at Advent Life Sciences, a venture capital firm focused on market-leading life sciences businesses, which he joined in April 1999. Dr. Malik is a member of the board of directors of Iterum Therapeutics Ltd and has served on the board of directors of numerous public and private companies, including Agenus Inc. from March 2014 to June 2017, Axonics Modulation Technologies, Inc. from December 2015 to April 2019, and Conatus Pharmaceuticals Inc. from February 2009 to May 2016. Dr. Malik holds an M.A. in Physiological Sciences from Oxford University and an M.D. from Cambridge University.

We believe Dr. Malik is able to make valuable contributions to the Board of Directors due to his experience investing in and serving as a director for companies in the life sciences industry.

Raymond Tabibiazar, M.D., Director

Dr. Tabibiazar has served as a member of the Board of Directors since the Merger was completed on October 12, 2018. Dr. Tabibiazar is Private Aravive’s founder and served as the Chairman of Private Aravive’s board of directors and as Private Aravive’s President and Chief Executive Officer from its inception in 2007 to April 2017 and as Executive Chairman since May 2017. In addition to his role at Private Aravive, since April 2010 Dr. Tabibiazar also is the Managing Director of 525 Ventures, a life sciences strategic consulting company working with both public and private biopharmaceutical firms. Dr. Tabibiazar also served from October 2018 until April 2019 as Senior Vice President of Twist Bioscience, Inc., a Nasdaq-listed public company that manufactures synthetic DNA for clients in the biotechnology industry and from January 2016 until October 2018 as an advisor to Twist Bioscience, Inc. Prior to founding Private Aravive, Dr. Tabibiazar was a Venture Partner at Bay City Capital LLC, a large venture capital firm in the Bay Area. Prior to that, Dr. Tabibiazar served as the Chief Scientific Officer of Aviir, Inc., a molecular diagnostic company, as well as Vice President of Translational Research of VIA Pharmaceuticals, Inc., a cardiometabolic therapeutic company. Before moving to industry, Dr. Tabibiazar was a practicing cardiologist and an adjunct clinical instructor in medicine at Stanford University. Dr. Tabibiazar received his medical degree from Harvard Medical School and trained as an internist and cardiologist at Stanford University, while also receiving finance education at Stanford Business School. Dr. Tabibiazar received board certifications in Internal Medicine, Cardiovascular Medicine, Nuclear Medicine, and Cardiovascular Imaging.

We believe that Dr. Tabibiazar is able to make valuable contributions to the Board of Directors due to his clinical and leadership experience in the healthcare and pharmaceutical industries.

Eric Zhang, Director

Mr. Zhang has served as a member of the Board of Directors since the Merger was completed on October 12, 2018. Prior to the closing date of the Merger, he also served as a member of the board of directors of

Private Aravive from June 2016 to October 2018. Mr. Zhang is the Managing Partner of New Era Technologies Management Ltd., a company he founded in 2016, which is a multi-strategy investor in biotechnology and applied physical sciences companies. From 2013 until 2016, when he founded New Era Technologies Management Ltd, Mr. Zhang was the manager of his family office investments. Mr. Zhang joined J.P. Morgan’s China Investment Banking team in Hong Kong in 2006. In the subsequent seven years, Mr. Zhang worked for Macquarie Capital and Barclays Capital in Hong Kong, responsible for covering clients in the healthcare and technology sectors in the Greater China region. Mr. Zhang received a Bachelor of Commerce and BA in Economics from Queen’s University in Kingston, Canada.

We believe that Mr. Zhang is able to make valuable contributions to the Board of Directors due to his extensive experience as an investor in and director of our company and other biotechnology companies.

Family Relationships

There are no family relationships among any of our directors or executive officers.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on the Nasdaq Global Select Market or the Nasdaq. Under the Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors and all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or (ii) be an affiliated person of the listed company or any of its subsidiaries.

The Board of Directors undertook a review of the independence of the members of the Board of Directors and considered whether any director has a material relationship with the Company that could compromise his ability to exercise independent judgment in carrying out his responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the Board of Directors has determined that all of our current directors, except Mr. Shepard, due to his position as President and Chief Executive Officer of our company, is “independent” as that term is defined under the rules of Nasdaq. As a result, Dr. Akkaraju, Dr. Giaccia, Mr. Hoffman, Dr. Malik, Dr. Tabibiazar and Mr. Zhang are deemed to be “independent” as that term is defined under the rules of Nasdaq.

In making these determinations, the Board of Directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of capital stock by each non-employee director, and the transactions involving them described under “Transactions With Related Persons, Promoters and Certain Control Persons.”

Board Leadership Structure

The Board of Directors has an independent chairman, Dr. Akkaraju, who has authority, among other things, to call and preside over meetings of the Board of Directors, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the Board Chairman has substantial ability to shape the work of the Board of Directors. We believe that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of our business and affairs. In addition, we believe that having an independent Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in our best interests and the best interests of our stockholders. As a result, we believe that having an independent Board Chairman can enhance the effectiveness of the Board of Directors as a whole. Prior to his appointment as our Chief Executive Officer, Mr. Shepard served as the independent Chairman of the Board of Directors.

Risk Oversight

One of the Board of Directors’ key functions is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function at the time of its establishment. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During 2018, the Board of Directors met 16 times, the Audit Committee met 6 times, the Compensation Committee met 1 time, and the Nominating and Corporate Governance Committee met 1 time. During 2018, each current member of the Board of Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all meetings of committees of the Board of Directors on which such member served that were held during the period in which such director served.

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of the Board of Directors to be present at our annual meetings of stockholders. We completed the Merger in October 2018 and therefore the combined company did not have an annual meeting of stockholders in 2018.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted policies and procedures for review, approval and monitoring of transactions involving Aravive and “related persons” (directors and executive officers or their immediate family members, or stockholders owning 5% or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant rules of the Securities and Exchange Commission (the “SEC”). Pursuant to our charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions.” For purposes of the Audit Committee Charter, “Related Party Transactions” means those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

A discussion of our current related person transactions appears in this Proxy Statement under “Transactions with Related Persons, Promoters and Certain Control Persons.”

Communication with Directors

Historically, the Company has not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board of Directors has been excellent.

Stockholders and interested parties who wish to communicate with the Board of Directors, non-management members of the Board of Directors as a group, a committee of the Board of Directors or a specific member of the Board of Directors may do so by letters addressed to the attention of our Corporate Secretary.

The address for these communications is: Aravive, Inc., c/o Corporate Secretary, 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Code of Conduct

We have adopted a code of conduct that applies to all officers, directors and employees, including those officers responsible for financial reporting. The full text of the code of conduct is posted on our website at www.aravive.com. If we make any substantive amendments to the code of conduct or grant any waiver from a provision of the code of conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

INFORMATION REGARDING THE COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has the authority to appoint committees to perform certain management and administration functions. As disclosed above, the Board of Directors has established an Audit Committee, a Compensation Committee and Nominating and Corporate Governance Committee. The Board of Directors may establish other committees to facilitate the management of our company’s business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors.

All of the committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq, and SEC, rules and regulations as further described below. The charters for each of these committees are available on our website at www.aravive.com. Information contained on or accessible through our website is not a part of this proxy statement and the inclusion of such website address in this proxy statement is an inactive textual reference only.

Committees of the Board of Directors

The table set forth below shows the directors who are currently members or Chairman of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. From time to time, the Board of Directors may also establish ad hoc committees to address particular matters.

Name	Audit		Compensation		Nominating and Corporate Governance
Jay P. Shepard
Srinivas Akkaraju, M.D., Ph.D.*	X				X
Amato Giaccia, Ph.D.					X	**
Robert E. Hoffman	X	**	X		X
Shahzad Malik, M.D.			X
Raymond Tabibiazar, M.D.			X	**
Eric Zhang	X

*	Dr. Akkaraju serves as the Chairman of the Board of Directors
**	Committee Chairman

Below is a description of each committee of the Board of Directors.

Audit Committee

Messrs. Hoffman and Zhang and Dr. Akkaraju currently serve as members of the Audit Committee. The Board of Directors has determined that Messrs. Hoffman and Zhang and Dr. Akkaraju are each “independent” in accordance with the Nasdaq definition of independence and that Mr. Hoffman is an “audit committee financial expert”, as defined by the SEC regulations, and has the related financial management expertise within the meaning of the Nasdaq rules. All members of the Audit Committee are “financially literate” under the applicable rules and regulations of the SEC and Nasdaq.

The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in fulfilling the Board of Directors’ oversight responsibilities with respect to our corporate accounting and financial reporting processes, systems of internal control over financial reporting and audits of financial statements, as well as the quality and integrity of our financial statements and reports and the qualifications, independence and performance of the registered public accounting firm or firms engaged as our independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services. Specific responsibilities of the Audit Committee include:

•	evaluating the performance of and assessing the qualifications of the independent auditors;

•	determining and approving the engagement of the independent auditors;

•	determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the independent auditors on our audit engagement team as required by law;

•	reviewing and approving or rejecting transactions between us and any related persons;

•	conferring with management and the independent auditors regarding the effectiveness of internal controls over financial reporting;

•

establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	meeting to review our annual audited financial statements and quarterly financial statements with management and the independent auditor.

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at www.aravive.com. The charter describes in more detail the nature and scope of responsibilities of the Audit Committee.

Compensation Committee

Mr. Hoffman and Drs. Malik and Tabibiazar currently serve as members of the Compensation Committee, each of whom is deemed to be independent in accordance with the Nasdaq definition of independence and who are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. Members of the Compensation Committee must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors to oversee compensation policies, plans and programs and to review and determine the compensation to be paid to the executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:

•

reviewing and approving, or recommending that the independent members of the Board of Directors approve, goals and objectives relevant to the compensation of executive officers, and evaluating performance in light of such goals and objectives, including reviewing and approving employment, severance, change in control provisions and other compensatory arrangements;

•	reviewing and approving the compensation of the directors;

•	overseeing the administration of equity incentive plans and approving grants and awards;

•	reviewing and making recommendations to the Board of Directors regarding the adoption, amendment and termination of our equity incentive plans;

•	assessing the independence of independent compensation consultants, legal counsel or other advisors to the committee, before retaining them;

•

reviewing and discussing with management our disclosures regarding compensation for use in any annual reports on Form 10-K, registration statements or proxy statements, to the extent required by law or Nasdaq listing requirements;

•	preparing and reviewing the Compensation Committee report on executive compensation included in our annual proxy statement, to the extent required by law and Nasdaq listing requirements;

•	investigating any matter brought to the attention of the Compensation Committee within the scope of its duties, if in the judgment of the Compensation Committee, such investigation is appropriate; and

•	reviewing and evaluating the performance of the Compensation Committee and the adequacy of its charter.

The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at www.aravive.com. The charter describes in more detail the nature and scope of responsibilities of the Compensation Committee.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets as its members deem necessary or appropriate, but in no event less than annually. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with the Chief Executive Officer and/or Chief Financial Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of our management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past fiscal year, after taking into consideration factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Compensia, Inc. as compensation consultants. Compensia, Inc. was selected by the Compensation Committee based on interviews with a number of compensation consulting firms and on Compensia’s significant experience and strong reputation in the life sciences sector. The Compensation Committee requested that Compensia, Inc.:

•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

Nominating and Corporate Governance Committee

Drs. Akkaraju and Giaccia and Mr. Hoffman currently serve as members of the Nominating and Corporate Governance Committee, each of whom is deemed to be independent in accordance with the Nasdaq definition of independence. Specific responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying, evaluating and recommending to the Board of Directors, candidates for election to the Board, and making recommendations regarding re-election of incumbent directors;

•

considering recommendations and proposals submitted by stockholders in respect of Board nominees, establishing policies in respect of such recommendations and proposals (including stockholder communications with the Board of Directors), and recommending any action to the board in respect of such stockholder recommendations and proposals;

•	identifying, evaluating and recommending to the Board of Directors, candidates to serve on committees of the Board of Directors,

•	assessing the performance of the Board of Directors; and

•

developing, recommending to the Board of Directors and reviewing corporate governance principles, and periodically reviewing such principles, our code of business conduct and other governance principles and making recommendations to the Board of Directors in respect thereof.

The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at www.aravive.com. The charter describes in more detail the nature and scope of responsibilities of the Nominating and Corporate Governance Committee.

Nominating and Corporate Governance Committee; Director Nominations

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Board of Directors), recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, periodically evaluating the performance of the Board of Directors, and developing and reviewing our corporate governance principles.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of its stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Company and the Board of Directors, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board of Directors’ self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to have proposals considered for inclusion in next year’s proxy materials must submit such proposals in writing by April 11, 2020 to Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, Attention: Corporate Secretary; however, if the annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline will be a reasonable time prior to the time that we begin to print and send our proxy materials, as specified in a Current Report on Form 8-K filed by us with the SEC. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors at the next annual meeting (that is not to be included in next year’s proxy materials) may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, no earlier than the close of business on May 15, 2020 and no later than the close of business on June 14, 2020; however, our bylaws provide that in the event that the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, this advance notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Submissions must include all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Changes to Procedures for Recommending Nominees to the Board of Directors.

None.

DIRECTOR COMPENSATION

The Board of Directors reviews the compensation of our non-employee directors from time to time to ensure that the amount and form of such compensation reflects the practices of the competitive market. In January 2017, the Board of Directors evaluated a competitive market analysis prepared by the Compensation Committee’s compensation consultant, Compensia, which assessed our then-current director compensation policy. This analysis examined how our director compensation levels, practices, and design features compared to the constituent members of our compensation peer group, which was the same peer group that the Compensation Committee used as a reference when setting executive compensation. Based on this analysis, as well as its consideration of our financial performance, general market conditions, and the interests of our stockholders, the Board of Directors determined at that time to maintain our non-employee director compensation policy at its then-current cash and equity compensation levels. These compensation levels were maintained throughout 2017 and 2018.

The following table shows for the fiscal year ended December 31, 2018 certain information with respect to the compensation of all of our current and former non-employee directors:

DIRECTOR COMPENSATION FOR FISCAL 2018

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Restricted Stock Awards ($)(1)	Total ($)
Srinivas Akkaraju, M.D., Ph.D.	$84,000	—	—	$84,000
Amato Giaccia, Ph.D	$12,500	—	—	$12,500
Robert E. Hoffman	$15,875	—	—	$15,875
Raymond Tabibiazar, M.D.	$11,250	—	—	$11,250
Shahzad Malik, M.D.	$54,375	—	—	$54,375
Eric Zhang	$11,875	—	—	$11,875
Edmon R. Jennings(2)	$38,250	—	—	$38,250
Scott Greer(2)	$33,750	—	—	$33,750
Anthony Y. Sun, M.D.(2)	$35,625	—	—	$35,625
John Varian(2)	$41,250	—	—	$41,250
Eric Dobmeier(2)	$30,000	—	—	$30,000

(1)	We did not grant any new option awards or restricted stock awards to the directors during 2018.
(2)	The compensation earned is for our former directors who resigned effective at the time of the closing of the Merger.

The table below shows the aggregate number of option awards outstanding at fiscal year-end for each of our current and former non-employee directors.

Name	Number of Shares Subject to Outstanding Options as of December 31, 2018	Number of Shares Subject to Outstanding Stock Awards as of December 31, 2018
Srinivas Akkaraju, M.D., Ph.D.	11,269	384
Amato Giaccia, Ph.D	220,728	—
Robert E. Hoffman	—	—
Raymond Tabibiazar, M.D.	634,834	—
Shahzad Malik, M.D.	11,594	—
Eric Zhang	—	—
Edmon R. Jennings(3)	13,485	—
Scott Greer(3)	11,594	—
Anthony Y. Sun, M.D.(3)	11,594	—
John Varian(3)	11,594	—
Eric Dobmeier(3)	2,282	—

(3)	These options were granted to our former directors and expire if unexercised 90 days subsequent to the closing of the Merger.

Amounts in the director compensation table above for Dr. Giaccia and Dr. Tabibiazar represent options assumed by us in the Merger that were issued to such individuals by Private Aravive prior to the Merger.

Amounts in the director compensation table above do not include the issuance of an option to (i) to each of Dr. Giaccia, Mr. Hoffman, Dr. Tabibiazar and Mr. Zhang in January 2019 to purchase 7,500 shares of our common stock, vesting as to 625 shares on the grant date and the balance monthly on a pro rata basis over 33 months and (ii) to each of Dr. Akkaraju, Dr. Giaccia, Mr. Hoffman, Dr. Malik, Dr. Tabibiazar and Mr. Zhang in January 2019 to purchase 4,688 shares of our common stock, vesting as to 1,563 shares on the grant date and the balance monthly on a pro rata basis over five months.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Under our non-employee director compensation policy in effect during the year ended December 31, 2018, we paid each of our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chairman of each committee receives an additional retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board of Directors.

The retainers paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board on which the director was a member for the year ended December 31, 2018 were as follows:

	Member Annual Service Retainer	Chairman Annual Service Retainer
Board	$40,000	$30,000	*
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$15,000
Nominating and Corporate Governance Committee	$3,500	$10,000

*

In January 2019, the policy was amended to reduce the annual Compensation Committee Chairman service retainer to $12,500 and provide that the total compensation to be received by the Chairman of the Board of Directors for services on the Board of Directors and all committees thereof shall be capped at $70,000.

The Board of Directors reviews the compensation of our non-employee directors from time to time to ensure that the amount and form of such compensation reflects the practices of the competitive market. In December 2018, the Board of Directors evaluated a competitive market analysis prepared by the Compensation Committee’s compensation consultant, Compensia, Inc. which assessed our then-current director compensation policy. This analysis examined how our director compensation levels, practices, and design features compared to the constituent members of our compensation peer group, which is the same peer group that we use as a reference when setting executive compensation. Based on this analysis, as well as its consideration of our financial performance, general market conditions, and the interests of our stockholders, the Board of Directors determined to amend our non-employee director compensation policy, effective January 3, 2019, to provide the cash compensation set forth above and the equity compensation described below.

On the date of each annual meeting of stockholders held, each non-employee director that continues to serve as a non-employee member on the Board of Directors will receive options to acquire 7,500 shares of common stock, vesting 1/12th per month with full vesting, if not fully vested at such time, on the date of our next annual meeting of stockholders. The exercise price of such options will equal the fair market value of our common stock on the date of grant. For any new non-employee director who joins the Board of Directors at a time other than at the annual stockholder meeting, then, in addition to the new non-employee director grants, such directors will receive an option to purchase shares of common stock, such number of shares of common stock equity equal to the product of 7,500 and a fraction with (i) a numerator equal to the number of days between the date of the director’s initial election or appointment to the Board of Directors and the date which is the first anniversary of the date of the most recent annual stockholder meeting occurring before the director is elected or appointed to the Board of Directors, and (ii) a denominator equal to 365. In each case, vesting of the award is subject to the director’s continuous service on each vesting date. This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders in accordance with the terms policy. In January 2019 we issued an option to (i) each of Dr. Giaccia, Mr. Hoffman, Dr. Tabibiazar, and Mr. Zhang to purchase 7,500 shares of our common stock, and (ii) to each Dr. Akkaraju, Dr. Giaccia, Mr. Hoffman, Dr. Malik, Dr. Tabibiazar and Mr. Zhang to purchase 4,688 shares of our common stock.

Directors have been and will continue to be reimbursed for expenses directly related to their activities as directors, including attendance at board and committee meetings. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and bylaws.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BDO USA, LLP, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2019. Aravive is asking its stockholders to ratify the appointment of BDO USA, LLP as Aravive’s independent registered public accounting firm for fiscal 2019.

A representative of BDO USA, LLP is expected to be present either in person or via teleconference at the 2019 Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

BDO USA, LLP has served as our independent registered accounting firm since November 29, 2018. On November 29, 2018, the Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm. PwC’s reports on our financial statements as of and for the two years ended December 31, 2017 and 2016, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2017 and 2016, and the subsequent interim period through November 29, 2018, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such years. During the years ended December 31, 2017 and 2016, and the subsequent interim period through November 29, 2018, there were no events otherwise reportable under Item 304(a)(1)(v) of Regulation S-K.

We requested PwC furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by the Company above, and if not, stating the respects in which it does not agree. A copy of PwC’s letter, dated December 4, 2018, was filed as an exhibit to a Current Report on Form 8-K filed with the SEC on December 5, 2018.

During our fiscal years ended December 31, 2016 and 2017, and the subsequent interim period through November 29, 2018, neither we, nor anyone on our behalf, consulted with BDO USA, LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

BDO USA, LLP was engaged by Aravive Biologics, Inc. before it became our wholly owned subsidiary to audit its financial statements as of December 31, 2017 and 2016 and for the years then ended.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the 2019 Annual Meeting will be required to approve the ratification of the appointment of Aravive’s registered public accounting firm. Abstentions will be counted and will have the same effect as a vote against the proposal. Ratification of the appointment of BDO USA, LLP by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2019 Annual Meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING ON DECEMBER 31, 2019.

AUDIT COMMITTEE REPORT1

The Audit Committee has reviewed and discussed Aravive’s audited consolidated financial statements as of and for the year ended December 31, 2018 with the management of Aravive and BDO USA, LLP, Aravive’s independent registered public accounting firm. Further, the Audit Committee has discussed with BDO USA, LLP the matters required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of Aravive’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from BDO USA, LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to BDO USA, LLP’s independence from Aravive, and has discussed with BDO USA, LLP its independence from Aravive. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to Aravive is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from Aravive and its management. The Audit Committee also considered whether, and determined that, the independent registered public accounting firm’s provision of other non-audit services to us was compatible with maintaining BDO USA, LLP’s independence. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of Aravive’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of Aravive’s internal and disclosure control structure. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that Aravive’s audited consolidated financial statements for the year ended December 31, 2018 and management’s assessment of the effectiveness of Aravive’s internal control over financial reporting be included in Aravive’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC. The Audit Committee has recommended, and the Board of Directors has approved, subject to stockholder ratification, the selection of BDO USA, LLP as Aravive’s independent registered public accounting firm for the year ending December 31, 2019.

Submitted by the Audit Committee of the Board of Directors.

Members of the Audit Committee:

Robert E. Hoffman, Chairman Srinivas Akkaraju, M.D., Ph.D. Eric Zhang

Fees Paid to the Independent Registered Public Accounting Firm

On November 29, 2018, we dismissed PwC as our independent registered public accounting firm, and we retained BDO USA, LLP as our new independent registered public accounting firm responsible for auditing our

[1]

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of Aravive under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

financial statements. The following table sets forth the aggregate fees incurred by us for audit and other services rendered by BDO USA, LLP from November 29, 2018 until December 31, 2018:

	Fiscal Year Ended
	2018	2017
	(in thousands)
Audit Fees(1)	$254	$—
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—
Total Fees	$254	$—

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, review of the interim consolidated financial statements, the issuance of consent and comfort letters in connection with registration statement filings with the SEC and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

(2)	None.
(3)	None.

All fees described above were pre-approved by the Audit Committee.

The following table sets forth the aggregate fees incurred by us for audit and other services rendered by PwC from January 1, 2018 until November 29, 2018 and during the year ended December 31, 2017:

	Fiscal Year Ended
	2018	2017
	(in thousands)
Audit Fees(1)	$537	$743
Audit-Related Fees(2)	—	—
Tax Fees(3)	9	168
All Other Fees(4)	12	152
Total Fees	$558	$1,063

(1)

Includes fees related to the Merger and professional services for the audit of our financial statements included in our Annual Reports on Form 10-K and review of financial statements included in our quarterly reports on Form 10-Q, as well as fees related to special and/or one-time non-recurring accounting matters.

(2)	None.
(3)	Includes fees for tax compliance and tax planning, including fees for global tax strategy planning.
(4)	Includes fees for 2017 transactional offering and fees associated with liquidation of our Swiss subsidiary.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by BDO USA, LLP and PwC in 2018 and PwC in 2017 is compatible with maintaining the principal accountant’s independence.

PROPOSAL 3

APPROVAL OF THE 2019 EQUITY INCENTIVE PLAN

The Board of Directors has approved, subject to stockholder approval, the 2019 Equity Incentive Plan which will be the successor to our 2014 Equity Incentive Plan, and the Aravive Biologics, Inc. 2010 and 2017 Equity Incentive Plans which we adopted in the Merger. The Board believes that it will be beneficial from an administrative point of view for us to have one plan for all future equity grants to employees, non-employee directors and consultants rather than three plans with differing terms. Once the 2019 Equity Incentive Plan becomes effective, no further grants will be made under the 2014 Equity Incentive Plan or the Aravive Biologics, Inc. 2010 or 2017 Equity Incentive Plans, or our Predecessor Plans

The principal provisions of the 2019 Equity Incentive Plan, or 2019 Plan, are summarized below and the 2019 Plan is attached hereto as Appendix A. The following discussion is qualified in its entirety by reference to the 2019 Plan.

Purpose of the 2019 Plan

The Board of Directors believes that it will be administratively beneficial going forward for us to have one plan for all future equity grants rather than three separate plans with differing terms. The Board of Directors believes the 2019 Plan, including the maximum number of shares available for awards under the 2019 Plan, is necessary to ensure that we have adequate capacity to continue to attract, reward and retain employees, non-employee directors and consultants. There are currently 40 individuals who would be eligible to participate in the 2019 Plan, of which nine are directors or executive officers, 15 are non-executive employees and 16 are consultants.

As of July 17, 2019, there were 1,383,434 shares available for grant of new awards under the Predecessor Plans. We are not seeking to increase the number of awards that are available for grant under the 2019 Plan beyond the number of awards remaining available for grant under the Predecessor Plans. Therefore, if the 2019 Plan is approved by stockholders, the total number of shares available for awards to employees, non-employee directors, and other key personnel and consultants will not exceed: 3,334,611 shares consisting of (A) the approximately 1,383,434 shares reserved and available for issuance pursuant to the grant of new awards under our Predecessor Plans, and (B) the approximately 1,951,177 shares subject to outstanding stock options or other awards granted under our Predecessor Plans that on or after the 2019 Plan becomes effective, terminate or expire prior to exercise or settlement; are not issued because the award is settled in cash; are forfeited because of the failure to vest; or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price, if any, as such shares become available from time to time. We believe that this number represents a reasonable amount of potential equity dilution and allows the Company to continue to award equity incentives, which are an important component of our overall compensation program.

Share Usage and Key Data

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Board of Directors monitors our annual stock award Burn Rate, Dilution and Overhang (each as defined below), among other factors, in its efforts to maximize stockholders’ value by granting what, in the Board of Directors’ judgment, are the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, non-employee directors and consultants. The table below illustrates our Burn Rate, Dilution, and Overhang under our Predecessor Plans for the past three fiscal years with details of each calculation noted below the table.

	2018	2017	2016
Burn Rate(1)	0%	11%	6%
Dilution(2)	20%	15%	15%
Overhang(3)	12%	15%	12%

(1)	Burn Rate is (number of shares subject to equity awards granted during a fiscal year)/weighted average common shares outstanding for that fiscal year.
(2)

Dilution is (number of shares subject to equity awards + the number of shares available for future awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of share subject to equity awards + number of shares available for future awards).

(3)

Overhang is (number of shares subject to equity awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of shares subject to equity awards + number of shares available for future awards).

In addition to the 11,284,964 shares of common stock outstanding on the Record Date, there were:

•	723,462 shares reserved for future issuance under our 2014 Equity Incentive Plan, as amended;

•	108,839 shares reserved for future issuance under the Aravive Biologics, Inc. 2010 Equity Incentive Plan, as amended; and

•	551,133 shares reserved for future issuance under the Aravive Biologics, Inc. 2017 Equity Incentive Plan.

2019 Plan. In July 2019, the Board of Directors adopted, subject to stockholder approval at the 2019 Annual Meeting, the 2019 Plan. The 2019 Plan will become effective on the date the stockholders approve the 2019 Plan. The 2019 Plan will be the successor to the Predecessor Plans. Once the 2019 Plan becomes effective, no further grants will be made under the Predecessor Plans.

Eligibility; Type of Awards. The 2019 Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based awards, and other awards, or collectively, awards. ISOs may be granted only to our employees, including our officers, and the employees of our affiliates. All other awards may be granted to our employees, including our officers, our non-employee directors and consultants and the employees and consultants of our affiliates.

Authorized shares. The aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2019 Plan will not exceed 3,334,611 shares consisting of (A) the shares reserved and available for issuance pursuant to the grant of new awards under our Predecessor Plans upon the effectiveness of the 2019 Plan, and (B) the shares subject to stock options or other awards granted under our Predecessor Plans that on or after the 2019 Plan becomes effective, terminate or expire prior to exercise or settlement; are not issued because the award is settled in cash; are forfeited because of the failure to vest; or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price, if any, as such shares become available from time to time. Additionally, the number of shares of our common stock reserved for issuance under our 2019 Plan will automatically increase on January 1 of each year, beginning on January 1, 2020 and ending on and including January 1, 2029, by 4.5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board of Directors. The maximum number of shares that may be issued upon the exercise of ISOs under our 2019 Plan is 12,000,000 shares.

Shares issued under our 2019 Plan will be authorized but unissued or reacquired shares of our common stock. Shares subject to awards granted under our 2019 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under our 2019 Plan. Additionally, shares issued pursuant to awards under our 2019 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award, will become available for future grant.

Non-employee director limits. The maximum number of shares of our common stock subject to stock awards granted during a single fiscal year to any non-employee director with respect to any calendar year that follows the calendar year in which such individual is first appointed or elected to the Board, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $750,000 in total value and with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, will not exceed $1,500,000 in total value (in each case, calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any stock award granted in a previous fiscal year).

Plan administration. The Board, or a duly authorized committee of the Board, may administer our 2019 Plan. The Board has delegated concurrent authority to administer our 2019 Plan to the Compensation Committee under the terms of the Compensation Committee’s charter. We sometimes refer to the Board, or the applicable committee with the power to administer our equity incentive plans, as the administrator. The administrator may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified awards, and (2) determine the number of shares subject to such awards.

The administrator has the authority to determine the terms of awards, including recipients, the exercise, purchase or strike price of awards, if any, the number of shares subject to each award, the fair market value of a share of our common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise or settlement of the award and the terms of the award agreements for use under our 2019 Plan.

In addition, subject to the terms of the 2019 Plan, the administrator also has the power to modify outstanding awards under our 2019 Plan, including the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the administrator. The administrator determines the exercise price for a stock option, within the terms and conditions of the 2019 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2019 Plan vest at the rate specified by the administrator. The closing price of our common stock as reported on the Nasdaq Global Select Market on August 5, 2019 was $6.20 per share.

The administrator determines the term of stock options granted under the 2019 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that either an exercise of the option or an immediate sale of shares acquired upon exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the administrator.

Options may not be transferred to third party financial institutions for value. Unless the administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the administrator. Restricted stock awards may be granted in consideration for cash, check, bank draft or money order, services rendered to us or our affiliates, or any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation right grant agreements adopted by the administrator. The administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2019 Plan vests at the rate specified in the stock appreciation right agreement as determined by the administrator.

The administrator determines the term of stock appreciation rights granted under the 2019 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provide otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. Our 2019 Plan permits the grant of performance-based stock and cash awards. The administrator can structure such awards so that the stock or cash will be issued or paid pursuant to such award only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the common stock

The performance goals may be based any measure of performance selected by the administrator. The administrator may establish performance goals on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the administrator will appropriately make adjustments in the method of calculating the attainment of the performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.

Other Awards. The administrator may grant other awards based in whole or in part by reference to our common stock. The administrator will set the number of shares under the award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2019 Plan; (2) the class and maximum number of shares by which the share reserve may increase automatically each year; (3) the class and maximum number of shares that may be issued upon the exercise of incentive stock options; and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding awards

Corporate Transaction; Change in Control. The 2019 Plan provides that in the event of a corporate transaction, as defined in the 2019 Plan, the following provisions will apply to outstanding stock awards, unless otherwise provided in a stock award agreement or any other written agreement between us and a participant, or unless otherwise expressly provided by the administrator at the time of grant of a stock award:

•

Any stock awards outstanding under the 2019 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company).

•

If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction)

•

If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

•

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder provided in the stock award, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

In addition, the Board has the sole and complete discretion to determine to accelerate vesting and exercisability of all or any awards in the event of a corporate transaction.

Under the 2019 Plan, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as defined in the 2019 Plan, as may be provided in the stock award agreement for such stock award or in any other written agreement between us and a participant, but in the absence of such a provision, no such acceleration will occur.

Transferability. A participant may not transfer awards under our 2019 Plan other than by will, the laws of descent and distribution or as otherwise provided under our 2019 Plan.

Plan amendment or termination. The Board has the authority to amend, suspend, or terminate our 2019 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date the Board adopted our 2019 Plan. No awards may be granted under our 2019 Plan while it is suspended or after it is terminated.

Material U.S. Federal Income Tax Treatment of Options and Awards

The following is a summary of the effect of U.S. federal income taxation on the participants in the 2019 Plan and the company. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Incentive Stock Options

An ISO results in neither taxable income to the optionee, nor a deduction to the Company at the time it is granted or exercised. If the optionee holds the stock received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the optionee will include the income, as ordinary compensation for the year of the disposition, in an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation, subject to the limitations of Section 162(m) of the Code. The optionee’s tax basis in the shares acquired upon exercise of an ISO is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A NSO results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising a NSO will, at that time, realize taxable compensation in the amount of the excess of the then market value of the shares over the option price. Subject to the applicable provisions of the Code, including the limitations of Section 162(m), a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s tax basis in shares received upon exercise is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise.

Any gain (or loss) upon subsequent disposition of the shares will be a long- or short-term gain (or loss), depending upon the holding period of the shares.

If a NSO is exercised by tendering previously owned shares of the company’s common stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted.

If the grantee receives the appreciation inherent in the SAR (change in stock price plus dividends from grant date to settlement date) in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If the grantee receives the appreciation inherent in the SAR in stock, the value is converted into stock which is taxable as ordinary income at the fair market value of the stock.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement, subject to the limitations of Section 162(m) of the Code.

Restricted Stock Awards / Performance Stock Awards

No income will be recognized at the time of grant by the recipient of a restricted stock award or performance stock award while such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock awarded will constitute ordinary income to the employee. Subject to the applicable limitations of Section 162(m), a deduction for federal income tax purposes will be allowable to the company in an amount equal to the compensation realized by the recipient.

Other Awards

In the case of an award of RSUs, performance awards, dividend equivalents or dividend equivalent units or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the company will receive a federal income tax deduction in an amount equal to the ordinary income which the recipient has recognized, subject to the limitations of Section 162(m) of the Code.

Section 162(m)

We generally will be entitled to a tax deduction in connection with an award granted under the 2019 Plan (subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation) in an amount equal to the ordinary income recognized by a participant and at the time the participant recognizes such income (for example, on the exercise of a NSO). Section 162(m) may limit the deductibility of compensation paid to our chief executive officer and to each of the three most highly compensated executive officers other than the chief executive officer and the chief financial officer. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible by the company only to the extent that it does not exceed $1,000,000 or an exemption from such deduction limitation is applicable and available.

The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain performance-based compensation arrangements already in place as of November 2, 2017. Accordingly, any awards granted under the 2019 Plan are not eligible to qualify for any exemption from such deduction limitation. The administrator reserves the right to grant awards under the 2019 Plan that result in compensation to our covered officers in excess of the $1 million Section 162(m) deduction limitation.

New Plan Benefits

Future benefits under the 2019 Plan are not currently determinable, except that we have adopted a non-employee director compensation policy that provides that on the date of the annual meeting of stockholders each non-employee director will receive an option to acquire 7,500 shares of common stock, vesting 1/12th per month with full vesting, if not fully vested at the time, on the date of the next annual meeting of stockholders.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the 2019 Annual Meeting will be required to approve the 2019 Plan. Abstentions will be counted and will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2019 PLAN.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Below is certain information regarding our executive officers who are not directors.

Name	Age	Position	Served as an Officer Since
Vinay Shah	57	Chief Financial Officer	2018
Gail McIntyre, Ph.D.	56	Chief Scientific Officer	2019

Vinay Shah, Chief Financial Officer

Mr. Shah has served as our Chief Financial Officer since the Merger was completed on October 12, 2018. Mr. Shah also served as the Chief Financial Officer of Private Aravive since 2010, initially as a consultant and from 2017 as an employee. Mr. Shah brings more than 18 years of financial management experience in the medical device and biopharmaceutical industries to our company. From 2008 until 2016, he served in various positions at Pacira Pharmaceuticals Inc., a specialty pharmaceutical company, including Executive Director of Finance and Executive Director of Strategy Analytics, initially as a consultant and since 2010 as an employee. Before Pacira Pharmaceuticals Inc., Mr. Shah worked for Cardinal Health’s medical device group in various finance management positions. The group was subsequently consolidated and spun off as CareFusion and then sold to Becton, Dickinson and Company. His prior work experience includes positions at Pricewaterhouse Coopers LLP (“PwC”) and KPMG in India and the Middle East. Mr. Shah received a Bachelor of Commerce degree from Ranchi University in India. He is a Chartered Accountant from the Institute of Chartered Accountants in India and has an MBA from W.P. Carey School of Business at Arizona State University.

Gail McIntyre, Ph.D., Chief Scientific Officer

Dr. McIntrye has served as our Chief Scientific Officer since February 12, 2019. Dr. McIntyre also served as our Senior Vice President of Research and Development from October 2018 until February 2019 and served as Private Aravive’s Senior Vice President of Research and Development from January 2017 to October 2018 and a consultant to Private Aravive from August 2016 until January 2017. Dr. McIntyre also served as a principal at IntelliDev Consulting, LLC providing consulting services to several biotechnology companies from January 2014 to January 2017, and served as VP of Development for Meryx, Inc. from January 2014 until January 2016. Dr. McIntyre held the position of Senior Vice President of Research at Furiex Pharmaceuticals, Inc. from April 2010 until December 2014 and served as head of Pharmaceutical Product Development LLC’s compound partnering business for eight years prior to that. Dr. McIntyre is a board certified toxicologist. Her experience covers multiple therapeutic areas including oncology (including immune-oncology), infectious diseases, central nervous system, gastrointestinal, and metabolic/endocrine as well as various therapies including small drugs, treatment vaccines, antibodies, immunoconjugates and peptide mimetics. Dr. McIntyre is also board certified in Clinical Pathology (hematology and clinical chemistry) by the American Society of Clinical Pathology. Dr. McIntyre received her B.A. in Biology from Merrimack College. She earned M.S. and Ph.D. degrees in Biochemistry and Biophysics from the University of North Carolina at Chapel Hill.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows compensation awarded to or earned by our Named Executive Officers, for the fiscal years ended December 31, 2018 and 2017.

SUMMARY COMPENSATION TABLE FOR FISCAL 2018

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Award ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jay P. Shepard	2018	$540,264	$270,000	$—	$—	$—	$8,024	$818,288
President and Chief Executive Officer	2017	$541,298	—	$2,037,360	$1,392,069	$94,500	$5,570	$4,070,797

Vinay Shah(5)	2018	$60,017	$50,985	$—	$—	$—	$1,006	$112,008
Chief Financial Officer

Tracy Woody(6)	2018	$351,722	$182,500	—	—	—	$271,881	$806,103
Former Chief Commercial Officer	2017	$284,646	$—	$1,319,560	$1,353,730	$39,760	$209,491	$3,207,187

Paul Westberg(7)	2018	$362,595	$183,000	$—	$—	$—	$261,518	$807,113
Former Chief Business Officer	2017	$366,972	$—	$761,338	$385,533	$51,240	$2,210	$1,567,293

(1)

These amounts for Mr. Shepard, Ms. Woody and Mr. Westberg represent cash retention bonuses as awarded by the Board of Directors. The bonus for Mr. Shah was a merit bonus for performance in 2018, that was paid in the first quarter of 2019.

(2)

In accordance with SEC rules, this column reflects the aggregate fair value of the stock and option awards granted during the respective fiscal year computed as of their respective grant dates in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). The valuation assumptions used in determining such amounts are described in Note 2 and Note 10 to our financial statements included in the 2018 Annual Report.

(3)

Amounts reported in the non-equity incentive compensation plan column represent awards earned based on the achievement of company goals for the fiscal year presented as determined by the Compensation Committee of the Board of Directors.

(4)

All other compensation is comprised of life insurance payments made by us and severance benefits provided to Ms. Woody and Mr. Westberg. In the case of Ms. Woody, this includes a lump sum severance payment of $270,297, which was equivalent to six months of her base salary and 150% of the cost of her monthly insurance premiums for group health insurance as in effect at November 2018 multiplied by 12 months and $207,708 in relocation costs incurred in accordance with her employment offer letter in 2017. In the case of Mr. Westberg, this includes a lump sum severance payment of $259,086, which was equivalent to six months of his base salary and 150% of the cost of his monthly insurance premiums for group health insurance as in effect at November 2018 multiplied by 12 months.

(5)

Mr. Shah became our Chief Financial Officer on October 12, 2018, when the Merger was completed. The Summary Compensation Table does not include the following compensation (i) salary of $195,119 paid to Mr. Shah by Private Aravive for services performed by Mr. Shah as Chief Financial Officer of Private Aravive during 2018 and (ii) $24,500, which is the grant fair value of stock options awarded to Mr. Shah by Private Aravive for services performed by Mr. Shah as Chief Financial Officer of Private Aravive during 2018. Mr. Shah’s bonus was a merit bonus for 2018 performance and was paid in the first quarter of 2019.

(6)

Ms. Woody joined the Company in March 2017 and ceased to be our Chief Commercial Officer on October 12, 2018, when the Merger was completed, however, she remained as an employee until November 9, 2018.

(7)

Mr. Westberg joined the Company in September 2017 and ceased to be our Chief Business Officer on October 12, 2018, when the Merger was completed, however, he remained an employee until November 9, 2018 and is currently a consultant to us.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Employment Offer Letters

We or Private Aravive have entered into employment offer letters with each of our Named Executive Officers. The offer letters provide for “at will” employment and set forth the terms and conditions of employment, including annual base salary, target bonus opportunity, equity compensation, severance benefits and eligibility to participate in our employee benefit plans and programs. Our Named Executive Officers were each required to execute our standard proprietary information and inventions agreement. The material terms of these employment offer letters are summarized below. These summaries are qualified in their entirety by reference to the actual text of the offer letters, which are filed as exhibits to the Company’s 2018 Annual Report on Form 10-K.

Jay P. Shepard

We entered into an employment offer letter with Mr. Shepard, our President and Chief Executive Officer, on May 12, 2015.

On January 27, 2017, the Compensation Committee increased Mr. Shepard’s annual base salary to $540,000, with an annual target bonus of 50% of that base salary, based upon the achievement of performance criteria established by the Board of Directors. Also, on January 27, 2017, the Compensation Committee granted Mr. Shepard an option to purchase 24,150 shares of our common stock under the 2014 Equity Incentive Plan, or the 2014 Plan, and such option vests over four years in 48 substantially equal monthly installments. Also, on January 27, 2017, the Compensation Committee granted Mr. Shepard restricted stock units (“RSUs”) for 12,449 shares of our common stock. For 1,666 of those shares, one-third vests on each of the first three anniversaries of the vesting start date, which is January 27, 2017. For the remaining 10,783 shares, 25% vest on each of the first four anniversaries of the vesting start date, which is January 27, 2017.

On October 4, 2017, the Board of Directors approved a cash retention bonus for certain of our employees, including our President and Chief Executive Officer, Jay P. Shepard, pursuant to which employees were eligible to receive a bonus equal to six month’s salary payable after 12 months, conditioned on the employee’s continuing employment on such date. Mr. Shepard received his cash bonus of $270,000 in 2018.

On October 6, 2017, the Compensation Committee granted Mr. Shepard restricted stock units or RSUs for 31,500 shares of our common stock as part of the retention plan. Such RSU has an effective date of grant of October 6, 2017 with 50% of the shares subject to the award vesting on each of the first and second anniversaries of October 6, 2017, respectively, subject to his continuous service on each applicable vesting date.

On December 20, 2017, the Compensation Committee granted Mr. Shepard RSUs for 37,166 shares of our common stock. Such RSU have an effective date of grant of December 20, 2017, with 25% of the shares subject to the RSUs vesting on each of the first four anniversaries of December 20, 2017.

In addition, Mr. Shepard’s offer letter provides that upon a qualifying termination of employment, he will be entitled to certain severance payments and benefits, which are described below under “—Potential payments upon termination or change in control.” Information as to executive compensation actions after 2018 is set forth below under “Executive Compensation Actions After 2018.”

Vinay Shah

Mr. Shah’s employment is at-will per the terms of an offer letter with Private Aravive dated February 1, 2017 as later amended on May 30, 2018 which provided for an annual base salary of $278,100 with an annual target bonus of 20% of his base salary and six months’ salary as severance in the event of certain terminations. Mr. Shah also entered into severance letters with Private Aravive that provide for twelve months’ severance pay, twelve months payment of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums and up to one year to exercise vested options if his employment is terminated within twelve months of the Merger due to a Qualifying Termination (as defined in the severance letter). Mr. Shah was granted options to purchase shares of Private Aravive common stock, each of which were fully vested and were converted into options to purchase 95,381 shares of our common stock at the effective time of the Merger.

On January 15, 2019, the Compensation Committee approved a 2018 merit bonus award related to 2018 performance for Mr. Shah, in the amount of $50,985. Information as to executive compensation actions after 2018 is set forth below under “Executive Compensation Actions After 2018.”

Tracy Woody

We entered into an employment offer letter with Ms. Woody, our former Chief Commercial Officer, on February 22, 2017 effective as of March 22, 2017. Ms. Woody received an annual base salary of $365,000, with an annual target bonus of 40% of her base salary, based upon the achievement of performance criteria established by the Board of Directors. In addition, a relocation clause was included in the employment letter which included us paying directly for: (i) three months of rent (up to a maximum of $8,000 a month), (ii) travel expenses for three house hunting trips for Ms. Woody and her family, and (iii) $100,000 grossed up to offset the cost of moving to the San Francisco bay area and to counterbalance taxes.

In connection with her employment, on March 22, 2017, Ms. Woody was granted an option to purchase 16,666 shares of our common stock under the 2014 Plan. The option was granted with a per share exercise price equal to the fair market value of our common stock on the grant date. The shares subject to the option vest over four years, with 25% of the shares subject to the option vesting on the first anniversary of her start date, and the remaining 75% of the shares subject to the option vesting in 36 substantially equal monthly installments thereafter. In connection with the commencement of her employment, on March 22, 2017, Ms. Woody also received RSUs for 7,500 shares of our common stock. The shares subject to the RSUs vest in four equal annual installments on the first, second, third and fourth anniversaries of her start date as our Chief Commercial Officer. Initially vesting of the awards was subject to Ms. Woody’s continuous service with us on each applicable vesting date; however, the Woody Separation Agreement described below provides for twelve months’ acceleration of the unvested portion of all of Ms. Woody’s outstanding equity awards from the date of her separation.

On October 4, 2017, the Board of Directors approved a cash retention bonus for certain of our employees, including Ms. Woody, pursuant to which employees were eligible to receive a bonus equal to six month’s salary payable after 12 months, conditioned on the employee’s continuing employment on such date. Ms. Woody received her cash bonus of $182,500 in 2018. See Woody Separation Agreement described below.

On October 6, 2017, the Compensation Committee granted Ms. Woody RSUs for 13,666 shares of our common stock as part of the retention plan. Such RSU have an effective date of grant of October 6, 2017 and vest as to 50% of the shares subject to the award on each of the first and second anniversaries of October 6, 2017, respectively, Initially vesting of the awards was subject to Ms. Woody’s continuous service with us on each applicable vesting date; however, the Woody Separation Agreement described below provides for twelve months’ acceleration of the unvested portion of all of Ms. Woody’s outstanding equity awards from the date of her separation.

On December 20, 2017, the Compensation Committee granted Ms. Woody RSUs for 15,516 shares of our common stock. Such RSU have an effective date of grant of December 20, 2017 and vest as to 25% of the shares subject to the RSU vest on each of the first four anniversaries of December 20, 2017. Initially vesting of the awards was subject to Ms. Woody’s continuous service with us on each applicable vesting date; however, the Woody Separation Agreement described below provides for twelve months’ acceleration of the unvested portion of all of Ms. Woody’s outstanding equity awards from the date of her separation.

On November 15, 2018, we entered into a separation agreement with Ms. Woody or the “Woody Separation Agreement.” Pursuant to the terms of the Woody Separation Agreement, Ms. Woody received, in exchange for, among other things, a general release of all known and unknown legal claims, (i) a lump sum cash payment of $182,500, which is equivalent to six months of base salary, (ii) a lump sum payment of $87,797, which was equivalent to 150% of the cost of Ms. Woody’s monthly insurance premiums for group health insurance (as in effect in November 2018) multiplied by 12 months, (iii) twelve months’ acceleration of the unvested portion of all of Ms. Woody’s outstanding equity awards, and (iv) a period of one year post-separation to exercise her outstanding vested stock options.

Paul Westberg

We entered into an employment offer letter with Mr. Westberg, our former Chief Business Officer, on February 26, 2010, as Senior Vice President, Business Development. The offer letter was amended and restated on February 10, 2011.

On January 27, 2017, the Compensation Committee increased Mr. Westberg’s annual base salary to $366,000, with an annual target bonus of 40% of his base salary, based upon the achievement of performance criteria established by the Board of Directors. Also, on January 27, 2017, the Compensation Committee granted Mr. Westberg an option to purchase 6,688 shares of our common stock under the 2014 Plan, and such option vests over four years in 48 substantially equal monthly installments, subject to his continuous service on each applicable vesting date. Also, on January 27, 2017, the Compensation Committee granted Mr. Westberg RSUs for 4,476 shares of our common stock, with 25% of the shares subject to the award vesting on each of the first four anniversaries of the vesting start date, which is January 27, 2017, subject to his continuous service on each applicable vesting date; however, the Westberg Separation Agreement described below provides for twelve months’ acceleration of the unvested portion of all of Mr. Westberg’s outstanding equity awards from the date of his termination of consulting services.

On October 4, 2017, the Board of Directors approved a cash retention bonus for certain of our employees, including Mr. Westberg, pursuant to which employees were eligible to receive a bonus equal to six month’s salary payable after 12 months, conditioned on the employee’s continuing employment on such date. Mr. Westberg received his cash bonus of $183,000 in 2018. See Westberg Separation Agreement described below.

On October 6, 2017, the Compensation Committee granted Mr. Westberg RSUs for 9,833 shares of our common stock as part of the retention plan. Such RSU has an effective date of grant of October 6, 2017 with 50% of the shares subject to the award vesting on each of the first and second anniversaries of October 6, 2017, respectively, subject to his continuous service on each applicable vesting date; however, the Westberg Separation Agreement described below provides for twelve months’ acceleration of the unvested portion of all of Mr. Westberg’s outstanding equity awards from the date of his termination of consulting services.

On November 28, 2017, the Compensation Committee granted Mr. Westberg RSUs for 2,500 shares of our common stock. Such RSU have an effective date of grant of November 28, 2017 with 50% of the shares subject to the RSUs vesting on each of the first and second anniversaries of November 28, 2017, subject to his continuous service on each applicable vesting date; however, the Westberg Separation Agreement described below provides for twelve months’ acceleration of the unvested portion of all of Mr. Westberg’s outstanding equity awards from the date of his termination of consulting services.

On December 20, 2017, the Compensation Committee granted Mr. Westberg RSUs for 15,150 shares of our common stock. Such RSU have an effective date of grant of December 20, 2017 with 25% of the shares subject to the RSUs vesting on each of the first four anniversaries of December 20, 2017, subject to his continuous service on each applicable vesting date; however, the Westberg Separation Agreement described below provides for twelve months’ acceleration of the unvested portion of all of Mr. Westberg’s outstanding equity awards from the date of his termination of consulting services.

On November 15, 2018, we entered into a separation agreement with each of Mr. Westberg or the “Westberg Separation Agreement.” Pursuant to the terms of the Westberg Separation Agreement, Mr. Westberg, who agreed to remain available to assist us as a consultant, received, in exchange for, among other things, a general release of all known and unknown legal claims, (i) a lump sum cash payment of $183,000, which was equivalent to six months of base salary, (ii) a lump sum payment of $76,086, which was equivalent to 150% of the cost of Mr. Westberg’s monthly insurance premiums for group health insurance (as in effect in November 2018) multiplied by 12 months, (iii) twelve months’ acceleration of the unvested portion of all of Mr. Westberg’s outstanding equity awards as of termination of his consulting services, and (iv) a period of one year after termination of his consulting services to exercise his outstanding vested stock options.

Employee benefit plans

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other employees. We maintain a 401(k) plan for the benefit of our eligible employees, including our named executive officers, as discussed in the section below entitled “401(k) Plan.”

401(k) plan

We maintain a retirement savings plan, or 401(k) plan, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Under our 401(k) plan, eligible employees may defer eligible compensation subject to applicable annual contribution limits imposed by the Internal Revenue Code of 1986, as amended, or the Code. Employees’ pre-tax contributions are allocated to each participant’s individual account. Participants are immediately and fully vested in their contributions. We do not currently provide an employer match on employee contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Pension benefits

We do not maintain any pension benefit plans.

Nonqualified deferred compensation

We do not maintain any nonqualified deferred compensation plans.

Executive Compensation Actions After 2018

Jay P. Shepard

On February 6, 2019, the Compensation Committee approved an amendment to the severance provisions of the offer letter entered into by Mr. Shepard to increase the time period for which (i) we will continue to pay his health insurance coverage under the COBRA to eighteen months following his Separation (as defined in the Offer Letter) and (ii) he can exercise any vested options to purchase shares of common stock twelve months following his Separation from us.

On February 28, 2019, the Compensation Committee approved a grant of an option to purchase 116,000 shares of our common stock to Mr. Shepard. The option has an exercise price of $5.83 per share and vests pro rata over 48 months. In addition, on February 28, 2019, the Compensation Committee approved an amendment to the offer letter entered into by Mr. Shepard, to set his annual salary at a rate of $500,000 with a target bonus equal to 50% of his annual base salary.

Vinay Shah

On February 6, 2019, the Compensation Committee approved an increase in the annual base salary of Mr. Shah to $335,000 and an increase in his target bonus to 40% of his base salary.

On February 28, 2019, the Compensation Committee approved a grant of an option to purchase 38,000 shares of our common stock to Mr. Shah. The option has an exercise price of $5.83 per share and vests pro rata over 48 months.

Gail McIntyre, Ph.D.

Dr. McIntyre’s employment is at-will per the terms of an offer letter, dated January 1, 2017, by and between Private Aravive and Dr. McIntyre. Dr. McIntyre began work as a full-time employee of Private Aravive in January 2017 and was originally eligible to receive an annual salary of $264,000 and a bonus target of $39,600 and three months’ salary as severance in the event of certain terminations. On February 6, 2019, the Compensation Committee approved an increase in Dr. McIntyre’s annual base salary to $325,000 in contemplation of her promotion to Chief Scientific Officer and her target bonus was increased to 40% of her annual base salary. In connection with Dr. McIntyre’s employment by Private Aravive, Dr. McIntyre was granted options to purchase shares of Private Aravive common stock, each of which were fully vested and were converted into options to purchase 59,281 shares of our common stock at the effective time of the Merger. Dr. McIntyre also entered into severance letters with Private Aravive. that provides for twelve months’ severance pay, twelve months payment of COBRA premiums and up to one year to exercise vested options if her employment is terminated within twelve months of the Merger due to a Qualifying Termination (as defined in the severance letter).

On February 28, 2019, the Compensation Committee approved a grant of an option to purchase 53,000 shares of our common stock to Dr. McIntyre. The option has an exercise price of $5.83 per share and vests pro rata over 48 months.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows for the fiscal year ended December 31, 2018, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers. Each award issued to Mr. Shepard and Mr. Shah, set forth below is subject to accelerated vesting upon a qualifying termination of his employment, as described under “—Potential Payments Upon Termination or Change in Control.” See Woody Separation Agreement and Westberg Separation Agreement for amended vesting terms of the equity awards granted to Ms. Woody and Mr. Westberg.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

			Option Awards(1)(2)				Stock Awards(1)
Name	Grant Date		Number of Securities Underlying Unexercised options (#) exercisable	Number of Securities Underlying Unexercised options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Jay P. Shepard	12/28/2013	(2)	22,009	—	$15.18	12/27/2023	—	—
	2/19/2014	(2)	7,563	—	$48.99	2/18/2024	—	—
	5/11/2015	(4)	—	—	—	—	4,000	$14,080
	5/11/2015	(2)	49,354	2,146	$91.14	5/10/2025	—	—
	1/28/2016	(5)	26,876	7,990	$64.08	1/27/2027	—	—
	1/28/2016	(4)	—	—	—	—	5,400	$19,008
	1/27/2017	(6)	12,578	11,572	$85.80	1/26/2027	—	—
	1/27/2017	(3)	—	—	—	—	1,111	$3,911
	1/27/2017	(4)	—	—	—	—	8,088	$28,470
	10/06/2017	(10)	—	—	—	—	15,750	$55,440
	12/20/2017	(4)	—	—	—	—	27,874	$98,116
Vinay Shah	10/01/2014	(7)	19,380	—	$0.24	9/30/2024	—	—
	6/15/2017	(7)	38,001	—	$0.66	6/14/2027	—	—
	12/14/2017	(7)	19,000	—	$0.90	12/13/2027	—	—
	3/20/2018	(7)	19,000	—	$0.90	3/19/2028	—	—
Tracy Woody	3/22/2017	(8)	10,763	—	$120.90	11/08/2019	—	—
Paul Westberg	1/23/2013	(9)	85	—	$9.66	1/22/2023	—	—
	7/15/2013	(9)	496	—	$9.66	7/14/2023	—	—
	12/05/2013	(9)	2,218	—	$15.18	12/04/2023	—	—
	2/19/2014	(9)	8,540	—	$48.99	2/18/2024	—	—
	6/11/2014	(6)	4,165	—	$191.76	6/10/2024	—	—
	12/26/2014	(6)	1,476	—	$133.44	12/25/2024	—	—
	1/28/2016	(6)	9,066	2,456	$64.08	1/27/2026	—	—
	1/27/2017	(6)	6,688	3,484	$85.80	1/26/2027	—	—
	1/28/2016	(4)	—	—	—	—	1,408	$4,956
	10/11/2016	(11)	—	—	—	—	556	$1,957
	1/27/2017	(4)	—	—	—	—	3,357	$11,817
	10/06/2017	(10)	—	—	—	—	4,917	$17,308
	11/28/2017	(10)	—	—	—	—	1,250	$4,400
	12/20/2017	(4)	—	—	—	—	11,362	$39,994

(1)	Except as otherwise indicated, vesting of all options and RSU’s is subject to continued service on the applicable vesting date.
(2)

The shares subject to the stock options vest over a four-year period as follows: 25% of the shares underlying the options vest on the one-year anniversary of the vesting start date, and thereafter 1/48th of the shares vest each month.

(3)

The shares subject to these restricted stock units vest according to the following schedules: one-third of the shares subject to the award vest on each of the first, second and third anniversaries of the grant date.

(4)	The shares subject to these restricted stock units vest according to the following schedule: 25% of the shares vest on each of the first, second, third and fourth anniversaries of the grant date.
(5)	4/48th of the shares subject to the option became exercisable on May 28, 2016, and the balance of the shares vest and become exercisable monthly thereafter.
(6)	1/48th of the shares subject to the option become exercisable monthly measured from the date of the grant.

(7)	The shares subject to these options vested in full upon the closing of the Merger and were assumed by us in the Merger.
(8)

Initially, 1/4th of the total number of shares subject to the option were to vest on the first yearly anniversary of the vesting commencement date and 1/36th of the remaining number of shares subject to the option were to vest on each monthly anniversary of the vesting commencement date thereafter. The Woody Separation Agreement provides for twelve months’ acceleration of the unvested portion of all of Ms. Woody’s outstanding equity awards.

(9)

1/4th of the total number of shares subject to the option were to vest on the first yearly anniversary of the vesting commencement date and 1/36th of the remaining number of shares subject to the option were to vest on each monthly anniversary of the vesting commencement date thereafter.

(10)	The shares subject to these restricted stock units vest according to the following schedule: 50% of the shares vest on each of the first and second anniversaries of the grant date.
(11)

The shares subject to these restricted stock units vest according to the following schedules: one-third of the shares subject to the award vest on each of the first, second and third anniversaries of the grant date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR NAMED EXECUTIVE OFFICERS

Severance benefits other than in connection with a change in control

Mr. Shepard

Mr. Shepard’s offer letter, as most recently amended on February 6, 2019 provides that if we terminate his employment for any reason other than cause or permanent disability, or a qualifying termination, if Mr. Shepard (i) executes and does not revoke a release of claims within 60 days following the date he terminates employment with us, (ii) returns all of our property in his possession and (iii) resigns as a member of the Board of Directors, he will be entitled to twelve months of salary continuation payments and if he timely elects to continue his health insurance coverage under COBRA, we will pay a portion of his monthly COBRA premiums (at the same rate that we pay for active employees) for up to eighteen months following the date he terminates employment with us. In addition, in the event of a qualifying termination, each of the option and RSUs granted to him under his offer letter will be credited with twelve months of service for purposes of vesting and the vested portion of such option and RSU shall remain exercisable for up to twelve months following the date he terminates service with us. For the purposes of the offer letter, options and RSUs, a voluntary termination by Mr. Shepard of his employment would not constitute a qualifying termination.

Mr. Shah

Mr. Shah also entered into severance letters with Private Aravive. that provide for twelve months’ severance pay, twelve months payment of COBRA premiums and up to one year to exercise vested options if his employment is terminated within twelve months of the Merger due to a Qualifying Termination (as defined in the severance letter).

Ms. Woody

On November 15, 2018, we entered into a separation agreement with Ms. Woody or the Woody Separation Agreement. Pursuant to the terms of the Woody Separation Agreement, Ms. Woody received, in exchange for, among other things, a general release of all known and unknown legal claims, (i) a lump sum cash payment of $182,500, which is equivalent to six months of base salary, (ii) a lump sum payment of $87,797, which was equivalent to 150% of the cost of Ms. Woody’s monthly insurance premiums for group health insurance (as in effect in November 2018) multiplied by 12 months, (iii) twelve months’ acceleration of the unvested portion of all of Ms. Woody’s outstanding equity awards, and (iv) a period of one year post-separation to exercise her outstanding vested stock options.

Mr. Westberg

On November 15, 2018, we entered into a separation agreement with each of Mr. Westberg or the Westberg Separation Agreement. Pursuant to the terms of the Westberg Separation Agreement, Mr. Westberg, who agreed to remain available to assist us as a consultant, received, in exchange for, among other things, a general release of all known and unknown legal claims, (i) a lump sum cash payment of $183,000, which was equivalent to six months of base salary, (ii) a lump sum payment of $76,086, which was equivalent to 150% of the cost of Mr. Westberg’s monthly insurance premiums for group health insurance (as in effect in November 2018) multiplied by 12 months, (iii) twelve months’ acceleration of the unvested portion of all of Mr. Westberg’ s outstanding equity awards from the date of his termination of consulting services, and (iv) a period of one year post-separation to exercise his outstanding vested stock options.

Change in control severance benefit plan

We have adopted a change in control severance benefit plan, or the severance plan. The severance plan provides certain of our employees, including our currently employed Named Executive Officers, with severance payments and benefits upon certain qualifying terminations of employment within a one-year period following the closing of a change in control, as defined in the severance plan. The summary below is qualified by reference to the actual text of the severance plan, which is filed as an exhibit to the Form S-1, as amended, filed with the SEC on March 10, 2014.

Under the severance plan, in the event of a participant’s involuntary termination without cause (and not due to death or disability) or if a participant resigns for good reason, if the participant in the severance plan (i) executes and does not revoke a release of claims within 60 days following the date he terminates employment with us and (ii) returns all of our property in his possession, he will be entitled to cash severance equal to the sum of his or her monthly base salary and monthly annual bonus target, multiplied by a severance multiplier, which is 15 in the case of the Chief Executive Officer and 12 in the case of the Chief Financial Officer. In addition, following a qualifying termination, if a participant timely elects to continue his health insurance coverage under COBRA, we will pay a portion of his monthly COBRA premiums for a period of specified months following the date of termination.

All stock awards which are vested and exercisable as of the date of a qualifying termination under the severance plan (including by virtue of the provisions of the applicable equity plan) will remain outstanding and exercisable until the earliest to occur of (i) the last day of the applicable severance period, which is 15 months in the case of the Chief Executive Officer and (ii) the expiration of the original term of such stock awards.

If one of our named executive officers is entitled to severance benefits under the severance plan by virtue of a qualifying termination of employment within 12 months following a change in control, he would not be entitled to severance benefits under the terms of his offer letter.

In addition, the severance plan provides that, except as otherwise expressly provided in an agreement between us and a participant, if any payment or benefit a participant would receive in connection with a change in control would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and such payment or benefit would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payment or benefit will be equal to either (i) the largest portion of the change in control payment that would result in no portion of the payment or benefit being subject to the excise tax, or (ii) the largest portion, up to and including the total payment or benefit, whichever amount, after taking into account all applicable taxes, including the excise tax (all computed at the highest applicable marginal rate), would result in the participant’s receipt, on an after-tax basis, of the greatest economic benefit to the participant, notwithstanding that all or some portion of the payment or benefit may be subject to the excise tax. If a reduction is so required, the reduction will occur in the order specified in the severance plan.

Treatment of stock awards under the 2014 Equity Incentive Plan

The 2014 Equity Incentive Plan, provides that in the event of certain corporate transactions, as defined in the 2014 Plan, the following provisions will apply to outstanding stock awards, unless otherwise provided in a stock award agreement or any other written agreement between us and a participant, or unless otherwise expressly provided by the Board of Directors at the time of grant of a stock award:

The surviving or acquiring corporation (or its parent) may assume, continue or substitute similar stock awards for outstanding stock awards under the 2014 Equity Incentive Plan and any reacquisition or repurchase rights held by us may be assigned to the surviving or acquiring corporation (or its parent); provided, that if any such stock awards are so assumed, continued or substituted, if a participant incurs an involuntary termination on or within 12 months following the date of such corporate transaction, any unvested shares subject to such assumed, continued or substituted stock awards will vest in full as of the date of such termination;

To the extent that outstanding stock awards are not so assumed, continued or substituted, the vesting and, if applicable, exercisability of any such stock awards held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction will be accelerated in full to a date prior to the effective time of such corporate transaction, and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of such corporation transaction, and any reacquisition or repurchase rights held by us will lapse, contingent upon the effectiveness of such corporate transaction;

To the extent that outstanding stock awards are not so assumed, continued or substituted, the vesting and, if applicable, exercisability of any such stock awards held by participants whose continuous service has terminated prior to the effective time of the corporate transaction will not be accelerated and all unvested stock awards held by such participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, but any reacquisition or repurchase rights held by us may continue to be exercised notwithstanding such corporate transaction; or

To the extent a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the Board of Directors may provide that the holder of the stock award may not exercise the stock award, but instead will receive a payment, in such form as may be determined by the Board of Directors, equal in value to the excess, if any, of the value of the property the participant would have received upon exercise of the stock award over any exercise price payable by such holder in connection with such exercise.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as defined in the 2014 Equity Incentive Plan, as may be provided in the stock award agreement for such stock award or in any other written agreement between us and a participant, but in the absence of such a provision, no such acceleration will occur.

For purposes of the 2014 Equity Incentive Plan, an involuntary termination generally means, during the 12 months following the closing of a corporate transaction or change in control, either (i) a termination of service other than for cause (as defined in the 2014 Equity Incentive Plan) or (ii) a voluntary resignation following: a material diminution in the participant’s base salary; a material diminution in the participant’s authority, duties, position or responsibilities; a material diminution in the authority, duties, position or responsibilities of the participant’s supervisor (including a requirement that a participant report to a corporate officer or employee instead of directly to the Board of Directors); a material diminution in the budget over which the participant retains authority; a relocation of the participant’s principal place of work to a location more than 50 miles away from the principal place of work prior to the consummation of a corporate transaction or a change in control; or any other act or omission that constitutes a material breach by us of the 2014 Equity Incentive Plan.

Treatment of options under the Aravive Biologics, Inc 2010 and 2017 Equity Incentive Plans

In connection with the Merger we assumed the Aravive Biologics, Inc. 2010 and 2017 Equity Incentive Plans. The Aravive Biologics, Inc. 2010 and 2017 Equity Incentive Plans provide that in the event of certain corporate transactions, as defined in the plans, the board of directors may take one or more of the following actions with respect to outstanding stock awards, unless otherwise provided in a stock award agreement or any other written agreement between us and a participant, or unless otherwise expressly provided by the board of directors at the time of grant of a stock award: each outstanding stock award may be assumed or continued or an equivalent stock award may be substituted by a successor corporation and any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to prior stock awards may be assigned to the successor corporation. The plans also provide that in the event of a specified corporate transaction the board of directors may determine to accelerate the vesting, in whole or in part of a stock award, with such stock award becoming fully vested and exercisable prior to the corporate transaction arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock award or cancel or arrange for the cancellation of a stock award in exchange for cash consideration. Any awards that have not been assumed, continued, substituted, or exercised prior to the corporate transaction will terminate at the closing of the transaction. All options issued under the Aravive Biologics, Inc. 2010 and 2017 Equity Plans that were outstanding on the closing of the Merger vested upon the closing of the Merger.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 17, 2019 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% stockholders other than executive officers and directors:
New Leaf Biopharma Opportunities II, L.P. and affiliated entities(2)	970,659	8.6%
BC Axis Limited, as controlled by 3E Biosciences Capital LP(3)	859,766	7.6%

Executive officers and directors:
Jay P. Shepard(4)	158,027	1.4%
Vinay Shah(5)	279,153	2.5%
Paul Westberg(6)	45,914	*
Tracy Woody(7)	18,764	*
Srinivas Akkaraju, M.D., Ph.D.(8)(9)	490,505	4.3%
Amato Giaccia, Ph.D.(10)	1,169,587	10.2%
Robert E. Hoffman(11)	6,979	*
Raymond Tabibiazar, M.D.(12)	1,642,564	13.8%
Shahzad Malik, M.D.(13)(14)	290,522	2.6%
Eric Zhang(15)(16)	866,745	7.7%
All current executive officers and directors as a group (9 persons)(17)	4,970,404	39.8%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.
(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 11,284,964 shares outstanding on July 17, 2019, adjusted as required by rules promulgated by the SEC. Beneficial ownership of shares is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Shares of common stock subject to outstanding options that are exercisable within 60 days of July 17, 2019 are deemed outstanding for computing the percentage of ownership of the person holding such options. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.

(2)

Information is based upon a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 13, 2019 (the “Schedule 13G/A”) by New Leaf Biopharma Opportunities II, L.P. (“Biopharma II”), New Leaf BPO Associates II, L.P. (“NLBA II”), New Leaf BPO Management II, L.L.C. (“NLB Management II”), Ronald M. Hunt, Vijay K. Lathi, Liam T. Ratcliffe, and Isaac Manke. All 970,659 shares are owned by Biopharma II; except that NLBA II, the sole general partner of Biopharma II, may be deemed to beneficially own, and have sole power to vote, such shares; (ii) NLB Management II, the sole general partner of NLBA II and ultimate general partner of Biopharma II, may be deemed to beneficially own, and have sole power to vote, such shares; and (iii) each of Ronald M. Hunt, Vijay K. Lathi, Liam T. Ratcliffe, and Isaac Manke, the individual managing directors of NLB Management II, may also be deemed to beneficially own, and have shared power to vote, such shares. Each of the entities and the individuals listed above disclaims beneficial ownership of such shares of common stock, except for the shares, if any, such entity or individual holds of record and to the extent of their pecuniary interest therein, if any. The address of the individuals and entities listed above is 7 Times Square, Suite 3502, New York, New York 10036, except for Vijay Lathi whose address is New Leaf Venture Partners, 1200 Park Place, Suite 300, San Mateo, California 94043. We obtained the foregoing information regarding beneficial ownership of these shares solely from the Schedule 13G/A.
(3)

Information is based upon a Schedule 13D filed with the SEC on October 22, 2018 by BC Axis Limited, as controlled by 3E Biosciences Capital LP and Karen Liu. Ms. Liu is a director of BC Axis Limited The address for BC Axis Limited, as controlled by 3E Biosciences Capital LP and Karen Liu. is c/o BC Axis Limited, Suite 701, Tower C; Tsinghua Science Park; No 1. Zhongguancun East Road; Hainan District, Beijing.

(4)	Includes 133,541 shares issuable pursuant to stock options exercisable within 60 days of July 17, 2019.
(5)	Includes 100,131 shares issuable pursuant to stock options exercisable within 60 days of July 17, 2019.
(6)	Includes 29,420 shares issuable pursuant to stock options exercisable within 60 days of July 17, 2019.
(7)	Includes 10,763 shares issuable pursuant to stock options exercisable within 60 days of July 17, 2019.
(8)	Includes 15,957 shares issuable pursuant to stock options exercisable within 60 days of July 17, 2019.
(9)

Based on information set forth in a Schedule 13D filed with the SEC by entities affiliated with Samsara BioCapital GP, LLC on June 18, 2018, these shares include 442,733 shares held by Samsara BioCapital, L.P., or Samsara BioCapital. Dr. Srinivas Akkaraju, a member of the Board of Directors, is a managing member of Samsara BioCapital GP, LLC, the general partner of Samsara BioCapital. The managing member disclaims beneficial ownership of these shares except to the extent of the Reporting Person’s pecuniary interest therein. The Address for Samsara BioCapital, L.P. is 628 Middlefield Rd, Palo Alto, California 94301.

(10)	Includes 227,707 shares issuable pursuant to stock options exercisable within 60 days of July 17, 2019.
(11)	Includes 6,979 shares issuable pursuant to stock options exercisable within 60 days of July 17, 2019.
(12)	Includes 641,813 shares issuable pursuant to stock options exercisable within 60 days of July 17, 2019.
(13)	Includes 16,282 shares issuable pursuant to stock options exercisable within 60 days of July 17, 2019.
(14)

Consists of 270,260 shares held by Advent Life Sciences Fund I LP (“Advent Fund”) and by Advent Life Sciences LLP (“Advent”). Advent is the manager of Advent Fund. Dr. Malik, a member of the Board of Directors, is a general partner of Advent. Each of Advent, Advent Fund and Dr. Malik may be deemed to beneficially own the shares held by Advent and Advent Fund. The address for each of these entities is 158-160 North Gower Street, London, NW1 2ND England.

(15)	Includes 6,979 shares issuable pursuant to stock options exercisable within 60 days of July 17, 2019.
(16)

Consists of 859,766 shares held by Elite Vantage Global Limited. M. Zhang is a director or Elite Vantage Global Limited. The Address for Elite Vantage Global Limited is Suite 1807, 18/F, China Resources Building, 26 Harbor Road, Wan Chai, Hong Kong.

(17)	Consists of 3,755,109 shares held by the directors and current executive officers and an aggregate of 1,215,295 shares issuable pursuant to stock options exercisable within 60 days of July 17, 2019 .

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plan approved by security holders(1)
2009 Stock Plan	41,333	$29.51	—
2014 Equity Incentive Plan	290,640	$91.31	559,322
2014 Employee Stock Purchase Plan	—	—	177,227
Total	331,973	$83.62	736,549

(1)

This table does not present information regarding equity awards under the Aravive Biologics, Inc. 2010 Equity Incentive Plan and the Aravive Biologics, Inc. 2017 Equity Incentive Plan that were assumed by us in connection with the Merger. As of December 31, 2018, an additional 1,183,950 shares of our common stock were subject to options assumed in the Merger (at a weighted average exercise price of $0.44 per share) and an additional 659,972 shares of our common stock have been reserved for grant under the plans assumed in the Merger.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related-Person Transaction Policy and Procedures

In 2014, we adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $100,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of our company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board of Directors) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (i) the risks, costs and benefits to us, (ii) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

The following is a summary of transactions since January 1, 2017 and all currently proposed transactions, to which we have been a participant, in which:

•	the amounts exceeded or will exceed $120,000; and

•

any of the directors, executive officers or holders of more than 5% of the respective capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Since January 1, 2017, there have been no transactions other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation” and the entry into of our standard form of indemnification agreements described below with directors and executive officers, and there are no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest.

Indemnification Agreements

The Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The Amended and Restated Certificate of Incorporation and amended and restated bylaws also provide the Board of Directors with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered and expect to continue to enter into agreements to indemnify our directors and executive officers.

Compensation

Compensation paid to our Named Executive Officers during 2017 and 2018 and equity awards granted to our executive officers and directors during 2017 and 2018, as well as the terms of the employment agreements that we entered into with certain executive officers are disclosed under the sections of this Proxy Statement entitled “Executive Compensation” and “Director Compensation.”

Independence of the Board of Directors

See the section of this Proxy Statement entitled “Director Independence.”

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

ANNUAL REPORT/FORM 10-K

Aravive’s 2018 Annual Report to its stockholders is being mailed to certain stockholders concurrently with this Proxy Statement. Copies of the Company’s Annual Report on Form 10-K as filed with the SEC and any amendments thereto may be obtained without charge by writing to Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.aravive.com.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Aravive stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Aravive, Inc., Attention: Corporate Secretary, 3730 Kirby Drive, Suite 1200, Houston, Texas 77098 or by calling us at (936) 355-1910. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

Stockholders who intend to present proposals at the 2020 Annual Meeting of Stockholders under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than April 11, 2020. Such proposals must meet the requirements of our bylaws and the SEC to be eligible for inclusion in our 2020 proxy materials.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of Aravive knows of no other matters to be presented for stockholder action at the 2019 Annual Meeting. However, other matters may properly come before the 2019 Annual Meeting or any adjournment or postponement thereof. If any other matter is properly brought before the 2019 Annual Meeting for action by the stockholders, proxies in the enclosed form returned to Aravive will be voted in accordance with the recommendation of the Board of Directors.

By order of the Board of Directors,

/s/ Jay P. Shepard
Jay P. Shepard Chief Executive Officer

Houston, Texas

August 9, 2019

APPENDIX A

ARAVIVE, INC.

2019 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: AUGUST 4, 2019

APPROVED BY THE STOCKHOLDERS:                     , 2019

1. GENERAL.

(a)    Successor to and Continuation of Prior Plans. The Plan is the successor to and continuation of the Prior Plans. As of the Effective Date, (i) no additional awards may be granted under the Prior Plans; (ii) the Prior Plans’ Available Reserve plus any Returning Shares will become available for issuance pursuant to Awards granted under this Plan; and (iii) all outstanding awards granted under the Prior Plans will remain subject to the terms of the Prior Plans (except to the extent such outstanding awards result in Returning Shares that become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.

(b)    Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(c)    Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(d)    Adoption Date. The Plan will come into existence on the Adoption Date. No Award may be granted under the Plan prior to the Adoption Date. Any Award granted prior to the Effective Date is contingent upon timely receipt of stockholder approval to the extent required under applicable tax, securities and regulatory rules, and satisfaction of any other compliance requirements.

2. SHARES SUBJECT TO THE PLAN.

(a)    Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 3,334,611 shares, which number is the sum of: (i) the Prior Plans’ Available Reserve; plus (ii) the number of Returning Shares, if any, as such shares become available from time to time.

In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each calendar year for a period of ten years commencing on January 1, 2020 and ending on (and including) January 1, 2029, in a number of shares of Common Stock equal to 4.5% of the total number of shares of Capital Stock outstanding on December 31 of the preceding calendar year; provided, however that the Board may act prior to January 1 of a given calendar year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(b)    Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 12,000,000 shares.

(c)    Share Reserve Operation.

(i)    Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii)    Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock), (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.

(iii)    Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

3. ELIGIBILITY AND LIMITATIONS.

(a)    Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b)    Specific Award Limitations.

(i)    Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii)    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(iii)    Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv)    Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any

“parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(c)    Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

(d)    Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year that follows the calendar year in which such individual is first appointed or elected to the Board, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed $750,000 in total value, and with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, will not exceed $1,500,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

4. OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a)    Term. Subject to Section regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b)    Exercise or Strike Price. Subject to Section regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c)    Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(i)    by cash or check, bank draft or money order payable to the Company;

(ii)    pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv)    if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v)    in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d)    Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e)    Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i)    Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii)    Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f)    Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g)    Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(h)    Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i)    three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii)    12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii)    18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv)    18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i)    Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(j)    Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k)    Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5. AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.

(a)    Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i)    Form of Award.

(1)    RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2)    RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(ii)    Consideration.

(1)    RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.

(2)    RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii)    Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board and which may vary. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv)    Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v)    Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement).

(vi)    Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

(b)    Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

(c)    Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a), (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(a), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b)    Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)    Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board. The Board has sole and complete discretion to determine to accelerate the vesting and exercisability of all or any Awards in the event of a Corporate Transaction.

(i)    Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii)    Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.

(iii)    Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current

Participants, such Awards will terminate if not exercised (if applicable) prior to the occurence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv)    Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

(d)    Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e)    No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7. ADMINISTRATION.

(a)    Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b)    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; and (6) the Fair Market Value applicable to an Award.

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii)    To settle all controversies regarding the Plan and Awards granted under it.

(iv)    To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v)    To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.

(vi)    To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii)    To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii)    To submit any amendment to the Plan for stockholder approval.

(ix)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi)    To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

(xii)    To effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (2) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(c)    Delegation to Committee.

(i)    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)    Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e)    Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

8. TAX WITHHOLDING

(a)    Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agree to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b)    Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, or (vi) by such other method as may be set forth in the Award Agreement.

(c)    No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

(d)    Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9. MISCELLANEOUS.

(a)    Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b)    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(e)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g)    Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(h)    Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i)    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j)    Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k)    Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l)    Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m)    Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.

(n)    Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(o)    CHOICE OF LAW. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

10. COVENANTS OF THE COMPANY.

(a)    Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11. ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.

(a)    Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

(b)    Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

(i)    If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

(ii)    If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iii)    If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

(c)    Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.

(i)    Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:

(1)    If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change of

Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change of Control.

(2)    If the Corporate Transaction is not also a Section 409A Change of Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.

(ii)    Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.

(1)    In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.

(2)    If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.

(3)    The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change of Control.

(d)    Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.

(i)    If the Corporate Transaction is also a Section 409A Change of Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change of Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change of Control pursuant to the preceding provision.

(ii)    If the Corporate Transaction is not also a Section 409A Change of Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.

(e)    If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

(i)    Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

(ii)    The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

(iii)    To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change of Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iv)    The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

12. SEVERABILITY.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13. TERMINATION OF THE PLAN.

The Board may suspend or terminate the Plan at any time.

No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the Effective Date.

No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14. DEFINITIONS.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a)    “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.

(b)    Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

(c)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d)    “Applicable Law” means shall mean any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

(e)    “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).

(f)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

(g)    “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(h)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards

Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(i)    “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any crime involving fraud, dishonesty or moral turpitude or attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (iv) such Participant’s gross misconduct, conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(j)    “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change of Control:

(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)    the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)    individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(k)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(l)    “Committee” means the Compensation Committee and any other committee of Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(m)    “Common Stock” means the common stock of the Company.

(n)    “Company” means Aravive, Inc., a Delaware corporation.

(o)    “Compensation Committee” means the Compensation Committee of the Board.

(p)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(q)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(r)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(s)    “Director” means a member of the Board.

(t)    “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(u)    “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(v)     “Effective Date” means the date of the 2019 annual meeting of the Company’s stockholders, provided this Plan is approved by the Company’s stockholders on such date.

(w)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(x)    “Employer” means the Company or the Affiliate of the Company that employs the Participant.

(y)    “Entity” means a corporation, partnership, limited liability company or other entity.

(z)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(aa)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the

Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(bb)    “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)    If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(cc)    “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(dd)     “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(ee)    “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(ff)    “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(gg)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(hh)    “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company, (ii) the terms of any Non-Exempt Severance Agreement.

(ii)    “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(jj)    “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”)) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(kk)    “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(ll)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(mm)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(nn)    “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(oo)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(pp)    “Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 5(c).

(qq)    “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(rr)    “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ss)    “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(tt)    “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

(uu)    “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any measure of performance selected by the Board.

(vv)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

(ww)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(xx)    “Plan” means this Aravive, Inc. 2019 Equity Incentive Plan, as amended from time to time.

(yy)    “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.

(zz)    “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(aaa)    “Prior Plans’ Available Reserve” means the number of shares available for the grant of new awards under all of the Prior Plans, to the extent applicable, as of immediately prior to the Effective Date.

(bbb)    “Prior Plans” means collectively the Aravive, Inc. (formerly known as Versartis, Inc.) 2014 Equity Incentive Plan, Aravive, Inc. (formerly known as Versartis, Inc.) 2009 Stock Plan, Aravive Biologics, Inc. 2017 Equity Incentive Plan, and Aravive Biologics, Inc. 2010 Equity Incentive Plan, as amended.

(ccc)    “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.

(ddd)    “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(eee)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(fff)    “Returning Shares” means shares subject to outstanding stock awards granted under the Prior Plans and that following the Effective Date: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (E) are withheld or reacquired to satisfy a tax withholding obligation.

(ggg)    “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(hhh)    “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award grant. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(iii)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(jjj)    “Rule 405” means Rule 405 promulgated under the Securities Act.

(kkk)    “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(lll)    “Section 409A Change of Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(mmm)    “Securities Act” means the Securities Act of 1933, as amended.

(nnn)    “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(ooo)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(ppp)    “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(qqq)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(rrr)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(sss)    “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

(ttt)    “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.

(uuu)    “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

Aravive, Inc.

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
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			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		☐	☐	☐

Nominees:

	01 Amato Giaccia, Ph.D.	02 Jay P. Shepard

The Board of Directors recommends you vote FOR the proposals 2 and 3.							For	Against	Abstain

2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2019.						☐	☐	☐

3.	To approve the 2019 Equity Incentive Plan.						☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Form 10-K are available at http://www.astproxyportal.com/ast/22455

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ARAVIVE, INC.

2019 Annual Meeting of Stockholders

September 12, 2019 9:00 A.M. Local Time

This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Jay P. Shepard and Vinay Shah, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ARAVIVE, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., local time, on September 12, 2019, at the offices of Pillsbury Winthrop Shaw Pittman LLP, located at 909 Fannin St., Suite 2000, Houston, Texas 77010, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side